Execution Version

ALEXANDER & BALDWIN, LLC,
EACH OF THE LLC SERIES,
ALEXANDER & BALDWIN, INC.
AND THE OTHER GUARANTORS
THIRD AMENDED AND RESTATED NOTE PURCHASE
AND PRIVATE SHELF AGREEMENT
April 15, 2024

VP/#62778625.6

1	BACKGROUND; AUTHORIZATION OF ISSUE OF SHELF NOTES	1
1A.	Amendment and Restatement of Prior Agreement; Obligation of LLC Series	1
1B.	Existing Notes	2
1C.	Authorization of Issue of Series M Notes	3
1D.	Authorization of Issue of Shelf Notes	3

2	PURCHASE AND SALE OF NOTES	3
2A.	Purchase and Sale of Series M Notes	3
2B.	Purchase and Sale of Shelf Notes	4
2C.	Closings	6
2D.	Fees	6

3	CONDITIONS OF CLOSING	8
3A.	Conditions to Effectiveness of Agreement	8
3B.	Conditions - Each Closing Day	8

4	PREPAYMENTS	10
4B.	Optional Prepayment With Yield-Maintenance Amount	11
4C.	Notice of Optional Prepayment	11
4D.	Application of Prepayments	11
4E.	Retirement of Notes	11

5	AFFIRMATIVE COVENANTS	12
5A.	Financial Statements	12
5B.	Inspection of Property	14
5C.	Covenant to Secure Notes Equally	14
5D.	Information Required by Rule 144A	14
5E.	Maintenance of Properties; Insurance	14
5F.	Environmental and Safety Laws	14
5G.	Additional Credit Parties; Certain Releases	15
5H.	Certain Other Provisions	16
5I.	REIT Status	16
6	NEGATIVE COVENANTS	16
6A.	Financial Covenants	16
6B.	Lien and Other Restrictions	18
6C.	Restricted Payments	21

ii
VP/#62778625.6

6D.	Economic Sanctions, Etc	22
6E.	Additional Agreements	22
6F.	Subsidiary Debt	22

7	EVENTS OF DEFAULT	22
7A.	Acceleration	22
7B.	Rescission of Acceleration	26
7C.	Notice of Acceleration or Rescission	26
7D.	Other Remedies	26

8	REPRESENTATIONS, COVENANTS AND WARRANTIES	26
8A.	Organization	27
8B.	Financial Statements	27
8C.	Actions Pending	28
8D.	Outstanding Debt	28
8E.	Title to Properties	28
8F.	Taxes	28
8G.	Conflicting Agreements and Other Matters	28
8H.	Offering of the Notes	29
8I.	Regulation U, Etc	29
8J.	ERISA	29
8K.	Governmental Consent.	30
8L.	Utility Company Status	30
8M.	Investment Company Status	31
8N.	Real Property Matters	31
8O.	Possession of Franchises, Licenses, Etc	31
8P.	Environmental and Safety Matters.	31
8Q.	Hostile Tender Offers	32
8R.	Employee Relations	32
8S.	Regulations and Legislation	32
8T.	Foreign Assets Control Regulations, Etc	32
8U.	Disclosure	33

9	REPRESENTATIONS OF THE PURCHASERS	33
9A.	Nature of Purchase	33
9B.	Source of Funds	33

iii
VP/#62778625.6

10	DEFINITIONS; ACCOUNTING MATTERS	35
10A.	Yield-Maintenance Terms	35
10B.	Other Terms	36
10C.	Accounting Principles, Terms and Determinations	57

11	MULTIPARTY GUARANTY	58
11A.	Unconditional Guaranty	58
11B.	Reimbursement of Expenses	58
11C.	Guaranteed Obligations Unaffected	58
11D.	Joint and Several Liability	59
11E.	Enforcement of Guaranteed Obligations	59
11F.	Tolling of Statute of Limitations.	59
11G.	Rights of Contribution	59
11H.	Subrogation	60
11I.	Amendments, Etc., With Respect to Guaranteed Obligations	60
11J.	Guaranty Absolute and Unconditional; Termination	61
11K.	Reinstatement	62
11L.	Payments	62
11M.	Bound by Other Provisions	62
11N.	Additional Guarantors	62

12	MISCELLANEOUS	62
12A.	Note Payments	62
12B.	Expenses	63
12C.	Consent to Amendments	63
12D.	Form, Registration, Transfer and Exchange of Notes; Transfer Restriction	64
12E.	Persons Deemed Owners; Participations	65
12F.	Survival of Representations and Warranties; Entire Agreement; No Novation	65
12G.	Successors and Assigns	65
12H.	Independence of Covenants	65
12I.	Notices	66
12J.	Descriptive Headings	66
12K.	Satisfaction Requirement	66
12L.	Governing Law	66

iv
VP/#62778625.6

12M.	Payments Due on Non-Business Days	66
12N.	Severability	67
12O.	Severalty of Obligations	67
12P.	Jurisdiction and Process; Waiver of Jury Trial	67
12Q.	Counterparts	68
12R.	Binding Agreement	68
12S.	Concerning Joint and Several Liability of the Company and the LLC Series	68
Schedules and Exhibits:

Information Schedule
Purchaser Schedule (Series M Notes)

Exhibit A-1	--	Form of Series M Note
Exhibit A-2	--	Form of Shelf Note
Exhibit B	--	Form of Request for Purchase
Exhibit C	--	Form of Confirmation of Acceptance
Exhibit D	--	Form of Joinder Agreement
Schedule 6B(1)	--	Existing Liens
Schedule 8A	--	Subsidiaries of Holdings and Ownership of Subsidiary Equity

v
VP/#62778625.6

ALEXANDER & BALDWIN, LLC
ALEXANDER & BALDWIN, LLC, SERIES R
ALEXANDER & BALDWIN, LLC, SERIES T
ALEXANDER & BALDWIN, LLC, SERIES M
ALEXANDER & BALDWIN, INC.
822 Bishop Street
Honolulu, Hawaii 96801-3440
As of April 15, 2024
PGIM, Inc. (formerly known as Prudential Investment Management, Inc.)
Each Prudential Affiliate which is a signatory hereof
or hereafter becomes bound by certain provisions hereof as hereinafter provided

c/o Prudential Private Capital
2029 Century Park East, Suite 860
Los Angeles, CA 90067
Ladies and Gentlemen:
Each of the undersigned, Alexander & Baldwin, LLC, a Delaware limited liability company, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, any other LLC Series which hereafter becomes party hereto pursuant to the requirements of paragraph 5G, Alexander & Baldwin, Inc., a Hawaii corporation (formerly known as Alexander & Baldwin REIT Holdings, Inc.), and the other Persons which are or hereafter become Guarantors hereby agrees with you as follows:
1.BACKGROUND; AUTHORIZATION OF ISSUE OF SHELF NOTES.
1A.Amendment and Restatement of Prior Agreement; Obligation of LLC Series. This Agreement amends, restates and replaces in its entirety that certain Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 10, 2015 (as amended, restated, supplemented or otherwise modified until the time immediately prior to the execution and delivery of this Agreement, the “Prior Agreement”), by and among the parties hereto.
On December 31, 2016 each of Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, and Alexander & Baldwin, LLC, Series M, executed and delivered a Series Joinder Agreement. Each such LLC Series hereby reaffirms its obligations under such Series Joinder Agreement and hereby acknowledges and agrees that it (i) assumes, on a joint and several basis with one another and with the Company, and agrees to pay when due and to perform any and all other Obligations, (ii) is bound by all of the covenants and other terms and provisions of this Agreement, the Notes and the other Transaction Documents applicable to the Company, and (iii) makes and from time to time hereafter will make, as applicable, each of the representations and warranties made by the Company in this Agreement and the other Transaction Documents.
Certain capitalized terms used in this Agreement are defined in paragraph 10; references to a “paragraph” are, unless otherwise specified, to one of the paragraphs of this Agreement, and

VP/#62778625.6

references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules to this Agreement.
1B.Existing Notes. Pursuant to the terms of the Prior Agreement or another predecessor agreement thereto, the Company has issued: (i) its 5.53% senior notes due July 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Series AX Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $37,500,000 ($7,125,000 aggregate principal amount of which is currently outstanding); (ii) its 5.55% senior notes due January 25, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Series BX Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $50,000,000 ($18,000,000 aggregate principal amount of which is currently outstanding); (iii) its 5.56% senior notes due July 25, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Series CX Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $25,000,000 ($9,000,000 aggregate principal amount of which is currently outstanding); (iv)  4.35% senior notes due September 1, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Series F Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $25,000,000 ($9,625,000 aggregate principal amount of which is currently outstanding); (v) its 3.88% senior notes due December 31, 2027 (as amended, restated, supplemented or otherwise modified from time to time, the “Series G Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $50,000,000 ($17,125,000 aggregate principal amount of which is currently outstanding); (vi) its 4.04% senior notes due November 21, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Series H Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $50,000,000 (all of which is currently outstanding); (vii) its 4.16% senior notes due December 8, 2028 (as amended, restated, supplemented or otherwise modified from time to time, the “Series I Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $25,000,000 (all of which is currently outstanding); (viii) its 4.66% senior notes due April 18, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Series J Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $10,000,000 (all of which is currently outstanding); (ix) its 4.81% senior notes due April 18, 2027 (as amended, restated, supplemented or otherwise modified from time to time, the “Series K Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $34,500,000 (all of which is currently outstanding); and (x) its 4.89% senior notes due April 18, 2028 (as amended, restated, supplemented or otherwise modified from time to time, the “Series L Notes”, such term to include any such notes issued in substitution therefor

2
VP/#62778625.6

pursuant to paragraph 12D of this Agreement or a predecessor agreement hereto) in the original aggregate principal amount of $18,000,000 (all of which is currently outstanding).
1C.Authorization of Issue of Series M Notes. The Company has authorized the issue of its 6.09% senior notes due April 15, 2032 (as amended, restated, supplemented or otherwise modified from time to time, the “Series M Notes”, such term to include any such notes issued in substitution or exchange therefor pursuant to paragraph 12D of this Agreement) in the original aggregate principal amount of $60,000,000, to be dated the date of issue thereof, and to be substantially in the form of Exhibit A-1 attached hereto.
1D.Authorization of Issue of Shelf Notes. The Company may authorize the issue of its senior notes (as amended, restated, supplemented or otherwise modified from time to time, the “Shelf Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 12D of this Agreement), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than sixteen years from the date of original issuance, to have an average life, in the case of each Shelf Note so issued, of no more than sixteen years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2. The terms “Note” and “Notes” as used herein shall include each Series AX Note, each Series BX Note, each Series CX Note, each Series F Note, each Series G Note, each Series H Note, each Series I Note, each Series J Note, each Series K Note, each Series L Note, each Series M Note and each Shelf Note. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.
2.PURCHASE AND SALE OF NOTES.
2A.Purchase and Sale of Series M Notes. The Company hereby agrees to sell to the Series M Notes Purchaser and, subject to the terms and conditions herein set forth, the Series M Notes Purchaser agrees to purchase from the Company the aggregate principal amount of Series M Notes set forth opposite such Purchaser’s name in the Purchaser Schedule (Series M Notes) attached hereto at 100% of such aggregate principal amount. At a closing on April 15, 2024 (the “Series M Closing Day”) the Company will deliver to the Series M Notes Purchaser, at the offices of Vedder Price P.C. at 1 Post Street, Suite 2400, San Francisco, CA 94104, one or more Series M Notes, registered in such Purchaser’s name (or, if specified in such Purchaser Schedule, in the name of the nominee for such Purchaser specified in such Purchaser Schedule), evidencing the aggregate principal amount of Series M Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in such Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds, for credit to such account or accounts as shall be specified in a letter on the Company’s letterhead

3
VP/#62778625.6

satisfactory to the Series M Notes Purchaser, from the Company to the Series M Notes Purchaser delivered at least three (3) Business Days prior to the Series M Closing Day.
2B.Purchase and Sale of Shelf Notes.
2B(1).Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, (i) $300,000,000, minus (ii) the aggregate principal amount of the Notes then outstanding and all other notes issued and sold under any other agreement by Holdings, the Company or any Subsidiary and held by Prudential or any Prudential Affiliate which are then outstanding, minus (iii) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
2B(2).Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
2B(3).Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by email or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semiannual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 5 Business Days after the making of such Request for Purchase, (v) specify the number and name of the account, the name and address of the depository institution to which the purchase price of such Shelf Notes is to be transferred on the Closing Day for such purchase and sale, the ABA number for such transferee bank, and the name, email address and telephone number of the bank officer for such transferee bank, (vi) specify the name, email address and telephone number of a

4
VP/#62778625.6

Responsible Officer to verify the wire instructions of such transferee bank, (vii) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Exhibit B. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.
2B(4).Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or email, in each case between 9:30 a.m. and 2:00 p.m. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.
2B(5).Acceptance. Within two minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4), or such shorter period as Prudential may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Signatory of the Company notifying Prudential by telephone or email within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the financial terms referred to in clause (ii) of paragraph 2B(3) with respect to such Shelf Notes (each such Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to one or more Prudential Affiliates, and Prudential agrees to cause the purchase by one or more Prudential Affiliates of, the Accepted Notes at 100% of the principal amount of such Shelf Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof from Prudential of a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.
2B(6).Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the

5
VP/#62778625.6

domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.
2C.Closings. Not later than 1:30 p.m. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed on the applicable purchaser schedule relating thereto at the offices of Vedder Price P.C., 1 Post Street, Suite 2400, San Francisco, CA 94104 (or as otherwise directed by Prudential) the Accepted Notes to be purchased by such Purchaser on such Closing Day in the form of one or more Notes in authorized denominations as such Purchaser may request, dated the applicable Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account specified by the Company in the Request for Purchase relating to such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Notes as provided above, or any of the conditions specified in paragraph 3B shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:30 p.m., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than thirty days after such scheduled Closing Day (the “Rescheduled Closing Day”) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3B on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2D(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 2:30 p.m., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.
2D.Fees.
2D(i).Structuring Fee. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, the Company will pay to or as directed by Prudential a fully earned and non-refundable fee in the aggregate amount of $37,500 (herein called the “Structuring Fee”).
2D(ii).[Intentionally Omitted].
2D(iii).Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Notes is delayed for any reason beyond the original Closing Day therefor, the Company agrees to pay to (or as directed by) Prudential on the Cancellation Date or actual closing date of such purchase and sale, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

6
VP/#62778625.6

(BEY - MMY) X DTS/360 X PA
where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Note, “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Note to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the original Closing Day for such Note, as the same may be rescheduled from time to time in compliance with paragraph 2C. Notwithstanding the foregoing, no Delayed Delivery Fee shall be payable in connection with the closing of the purchase and sale of any Series of Notes if all of the conditions precedent set forth in paragraph 3 (other than the condition precedent in paragraph 3B(3)) have been timely satisfied on or prior to the original Closing Day therefor and any relevant Purchaser fails to purchase any such Notes on such Closing Day.
2D(iv).Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Notes, or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of paragraph 2C that the closing of the purchase and sale of any Accepted Notes is to be canceled (or under the circumstances set forth in the last sentence of paragraph 2B(5) that the purchase and sale of any Accepted Notes is to be cancelled), or if the closing of the purchase and sale of any Series of Notes is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company agrees to pay to Prudential in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:
PI X PA
where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the date the interest rate was locked on the Acceptance Day for such Accepted Notes (as applicable) by (b) such applicable bid price; and “PA” has the meaning ascribed to it in paragraph 2D(iii). The foregoing bid and ask prices shall be as reported by such publicly available source of such market data as is then customarily utilized by Prudential. Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero. Notwithstanding the foregoing, no Cancellation Fee shall be due in connection with any proposed purchase and sale of any Shelf Notes if all of the conditions precedent set forth in paragraph 3 (other than the condition precedent in paragraph 3B(3)) have been timely satisfied on or prior to the applicable Closing Day therefor and any relevant Purchaser fails to purchase any such Notes on such Closing Day.

7
VP/#62778625.6

3.CONDITIONS OF CLOSING.
3A.Conditions to Effectiveness of Agreement. The effectiveness of this Agreement and the amendment and restatement of the Prior Agreement effected hereby is subject to the satisfaction of the following conditions:
3A(1).Representations and Warranties; No Default. (i) The representations and warranties contained in paragraph 8 and in each other Transaction Document shall be true in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall be true and correct in all respects) on and as of the date of this Agreement; (ii) there shall exist on the date of this Agreement no Event of Default or Default; (iii) there has been no material adverse change in the condition (financial or otherwise) or prospects of Holdings and its Subsidiaries since December 31, 2022; and (iv) the Company shall have delivered to Prudential and the Purchasers an Officer’s Certificate, dated the date of this Agreement, executed by a Responsible Officer of each of Holdings, the Company and each LLC Series, and certifying each of the foregoing clauses (i), (ii) and (iii).
3A(2).Fees and Expenses. Without limiting the provisions of paragraph 12B hereof, the Company shall have paid (i) the Structuring Fee required by paragraph 2D(i), (ii) the cancellation fee referenced in Exhibit A to that certain letter agreement dated February 7, 2024 from PGIM, Inc. and addressed to the Company and Holdings, and (iii) the reasonable fees, charges and disbursements of special counsel to the Purchasers to the extent invoiced by no later than one (1) day prior to the date of this Agreement.
3B.Conditions - Each Closing Day. The obligation of any Purchaser to purchase and pay for the Series M Notes or any Shelf Notes is subject to the satisfaction, on or before such Closing Day, of the following conditions:
3B(1).Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:
(i)the Note(s) to be purchased by such Purchaser.
(ii)certified copies of the resolutions of the board of directors (or similar authorizing body) of each of the Company (including each LLC Series) and each Guarantor authorizing the execution and delivery of this Agreement (including the Multiparty Guaranty) and (in the case of the Company (including each LLC Series)) the issuance of such Notes, and of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement (including the Multiparty Guaranty) and such Notes.
(iii)a certificate of the Secretary or an Assistant Secretary and one other officer of each of the Company (including each LLC Series) and each Guarantor certifying the names and true signatures of the officers of such Person authorized to sign this Agreement (including the Multiparty Guaranty) and (in the case of the Company (including each LLC Series)) such Notes and the other documents to be delivered hereunder.

8
VP/#62778625.6

(iv)certified copies of the articles or certificate of incorporation and bylaws (or similar constitutive documents) of the Company and each Guarantor.
(v)a favorable opinion of (a) Dickinson Wright PLLC, dated the applicable
Closing Day, satisfactory to such Purchaser, and (b) Cades Schutte LLP or such other special Hawaiian counsel of the Credit Parties designated by the Company and acceptable to such Purchaser, dated the applicable Closing Day, satisfactory to such Purchaser.
(vi)a good standing certificate for the Company and each Guarantor from such Person’s jurisdiction of organization, in each case dated as of a recent date and such other evidence of the status of such Persons as such Purchaser may reasonably request.
(vii)additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.
3B(2).Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 and in each other Transaction Document shall be true in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall be true and correct in all respects) on and as of such Closing Day; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, executed by a Responsible Officer of each of Holdings and the Company (including each LLC Series), to both such effects.
3B(3).Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. This paragraph 3B(3) is a closing condition and shall not be construed as a tax indemnity.
3B(4).Payment of Expenses. Without limiting the provisions of paragraph 12B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers to the extent invoiced by no later than one (1) day prior to the applicable Closing Day.
3B(5).Payment of Fees. The Company shall have paid to Prudential and each Purchaser any fees due it pursuant to or in connection with this Agreement, including any Delayed Delivery Fee due pursuant to paragraph 2D(iii).
4.PREPAYMENTS. The Notes shall be subject to scheduled required prepayment as and to the extent provided in paragraph 4A. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B.

9
VP/#62778625.6

4A(1).Required Prepayment of Series AX Notes. Until the Series AX Notes have been paid in full, the Company shall prepay the Series AX Notes, without Yield-Maintenance Amount, in the amount of $6,000,000 on July 25, 2015, $3,000,000 on July 25, 2016, $7,125,000 on July 25, 2021, $7,125,000 on July 25, 2022, and $7,125,000 on July 25, 2023, and such principal amount of the Series AX Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining principal amount of the Series AX Notes, together with interest accrued thereon, shall become due on the maturity date of the Series AX Notes.
4A(2).Required Prepayment of Series BX Notes. Until the Series BX Notes have been paid in full, the Company shall prepay the Series BX Notes, without Yield-Maintenance Amount, in the amount of $3,000,000 on January 25, 2015, $1,000,000 on January 25, 2016, $1,000,000 on January 25, 2021, $9,000,000 on January 25, 2022, $9,000,000 on January 25, 2023, $9,000,000 on January 25, 2024, and $16,000,000 on January 25, 2025, and such principal amount of the Series BX Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining principal amount of the Series BX Notes, together with interest accrued thereon, shall become due on the maturity date of the Series BX Notes.
4A(3).Required Prepayment of Series CX Notes. Until the Series CX Notes have been paid in full, the Company shall prepay the Series CX Notes, without Yield-Maintenance Amount, in the amount of $1,000,000 on July 25, 2018, $1,000,000 on July 25, 2019, $1,000,000 on July 25, 2020, $9,000,000 on July 25, 2021, $2,000,000 on July 25, 2022, $2,000,000 on July 25, 2023, $2,000,000 on July 25, 2024, and $3,000,000 on July 25, 2025, and such principal amount of the Series CX Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining principal amount of the Series CX Notes, together with interest accrued thereon, shall become due on the maturity date of the Series CX Notes.
4A(4).Required Prepayment of Series M Notes. The Series M Notes shall not be subject to required prepayments. The entire unpaid principal amount of the Series M Notes, together with interest accrued thereon, shall become due on the maturity date of the Series M Notes.
4A(5).Required Prepayments of Other Notes. The Series F Notes, the Series G Notes, the Series H Notes, the Series I Notes, the Series J Notes, the Series K Notes, the Series L Notes and each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.
4B.Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.
4C.Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 3 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal

10
VP/#62778625.6

amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the applicable purchaser schedule for such Series of Notes or by notice in writing to the Company.
4D.Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A(1), 4A(2), 4A(3) or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates pursuant to paragraph 4E) according to the respective unpaid principal amounts thereof.
4E.Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.
5.AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, each of Holdings and the Company covenants as follows:
5A.Financial Statements. Holdings and the Company covenant that they will deliver to each holder of the Notes:
(i)as soon as practicable and in any event within the earlier to occur of 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year or the date on which another creditor of Holdings or the Company first receives such information, consolidated statements of income and cash flows of Holdings and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Holdings, subject only to changes resulting from year-end adjustments; provided that such quarterly financial statements may be delivered electronically and, if so delivered, shall be deemed to have been delivered

11
VP/#62778625.6

on the date on which Holdings posts such documents, or provides a link thereto, on Holdings’ website;
(i)as soon as practicable and in any event within the earlier to occur of 120 days after the end of each fiscal year or the date on which another creditor of Holdings or the Company first receives such information, consolidated statements of income and cash flows of Holdings and its Subsidiaries for such year and a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holders and, in the case of such consolidated financial statements of Holdings and its Subsidiaries, certified by independent public accountants of recognized standing whose opinion shall be unqualified and otherwise satisfactory in scope and substance to the Required Holders, provided that such opinion shall be deemed otherwise satisfactory if prepared and rendered in accordance with GAAP and generally accepted auditing standards; provided that such annual financial statements may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which Holdings posts such documents, or provides a link thereto, on Holdings’ website;
(ii)promptly upon transmission thereof, copies of all such financial, proxy and information statements, notices and other reports as are sent to Holdings’ stockholders and copies of all registration statements (with such exhibits as any holder reasonably requests) and all reports which are filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);
(iii)promptly upon receipt thereof, a copy of each other material report submitted to Holdings or any of its Subsidiaries by independent accountants in connection with any material annual, interim or special audit made by them of the books of Holdings or such Subsidiary pursuant to a request by Holdings’ Board of Directors;
(iv)promptly after the furnishing thereof, copies of any certificate, statement or report furnished to any other holder of the debt securities of Holdings or the Company pursuant to the terms of any indenture, loan, credit or similar agreement or instrument and not otherwise required to be furnished to the holders of the Notes pursuant to any other clause of this paragraph 5; and
(v)with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of Holdings or any of its Subsidiaries or relating to the ability of Holdings or the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any holder of Notes.
Together with each delivery of financial statements required by clauses (i) and (ii) above, Holdings and the Company will deliver to each holder of Notes an Officer’s Certificate (a) setting forth computations showing (non)compliance with (I) the covenants in

12
VP/#62778625.6

paragraphs 6A(1), 6A(2), 6A(3), 6A(4), 6A(5), 6A(6), 6B(2)(iii), 6B(2)(iv), 6B(3)(iv) and 6B(3)(v), (II) the covenant in paragraph 6A(6), but only if compliance with such covenant is required at the end of the applicable fiscal quarter in accordance with the provisions of paragraph 6A(6), and (III) any Incorporated Term requiring a calculation in order to determine compliance with such term (including with respect to each such covenant described in this clause (a), where applicable, a reconciliation from GAAP, as reflected in the financial statements then being furnished, to the calculation of such financial covenants, after giving effect to any change in accounting for Capitalized Lease Obligations which has occurred after December 15, 2021), and (b) stating that to the best of his or her knowledge, after due inquiry, there exists no Default or Event of Default, or if any such Default or Event of Default exists, specifying the nature and period of existence thereof and what action Holdings and the Company propose to take with respect thereto.
Holdings and the Company also covenant that forthwith upon a Responsible Officer obtaining actual knowledge of an Event of Default or Default, they will deliver to each holder of Notes an Officer’s Certificate specifying the nature and period of existence thereof and what action Holdings and the Company propose to take with respect thereto.
5B.Inspection of Property. Holdings and the Company covenant that they will permit any employees or designated representatives of Prudential, any Prudential Affiliate or any other holder of Notes in an original principal amount in excess of $5,000,000, at such Person’s expense, to visit and inspect any of the properties of Holdings and its Subsidiaries, to examine their books and financial records and to make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with the Responsible Officers and Holdings’ and the Company’s independent certified public accountants, all at such times as the Company and such Person reasonably agree and as often as such Person may reasonably request; provided that a Responsible Officer of the Company shall have reasonable prior notice of, and may elect to be present during, discussions with the Company’s independent public accountants.
5C.Covenant to Secure Notes Equally. Each of Holdings and the Company covenants that, if it or any of its Subsidiaries shall create, assume or otherwise incur any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), Holdings will make, or will cause its Subsidiaries to make, effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.
5D.Information Required by Rule 144A. Each of Holdings and the Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as Holdings or the Company, as applicable, is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5D, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

13
VP/#62778625.6

5E.Maintenance of Properties; Insurance. Each of Holdings and the Company covenants that it and each Subsidiary will (i) maintain or cause to be maintained in good repair, working order and condition all material properties used or useful at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (ii) maintain insurance with reputable and financially sound insurers in such amounts and against such liabilities and hazards as is customarily maintained by other companies operating similar businesses.
5F.Environmental and Safety Laws. (i) Each of Holdings and the Company covenants that it will deliver promptly to each Significant Holder notice of (a) any material enforcement, cleanup, removal or other material governmental or regulatory action instituted or, to Holdings’ or the Company’s best knowledge, threatened against Holdings or the Company or any Significant Subsidiary pursuant to any Environmental and Safety Laws, (b) all material Environmental Liabilities and Costs against or in respect of the Property, Holdings, the Company or any Significant Subsidiary and (c) Holdings’ or the Company’s or any Significant Subsidiary’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that Holdings, the Company or such Significant Subsidiary has reason to believe could cause such Property or any material part thereof to be subject to any material restrictions on its ownership, occupancy, transferability or use under any Environmental and Safety Laws.
(ii)Each of Holdings and the Company covenants that it will, and will cause each of its Significant Subsidiaries to, keep and maintain the Property and conduct its and their operations in compliance with all applicable Environmental and Safety Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
5G.Additional Credit Parties; Certain Releases. Each of Holdings and the Company covenants that:
(i)it shall cause any Subsidiary of Holdings (other than a Person that is a Credit Party at such time) that incurs, guarantees or otherwise becomes liable on any Unsecured Debt under any Principal Credit Facility, concurrently upon any such incurrence, the giving of any such guarantee or becoming so liable (a) to become a party to the Multiparty Guaranty by executing and delivering to the holders of the Notes a Joinder Agreement, and (b) to deliver to the holders of the Notes such organization documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Required Holders; and
(ii)concurrently with any such time as the Company has created a new LLC Series, such LLC Series and the Company shall (a) execute and deliver a Series Joinder Agreement for the benefit of the holders of the Notes, and (b) deliver to the holders of the Notes such organization documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Required Holders.
5H.Certain Other Provisions. Each of Holdings and the Company covenants that if at any time a Principal Credit Facility of Holdings, the Company or any of their respective

14
VP/#62778625.6

Subsidiaries includes (a) any one or more covenants or events of default that are not provided in this Agreement or (b) any one or more covenants or events of default that are more restrictive than the same or similar covenants or events of default provided in this Agreement, then such additional or more restrictive covenants or events of default (each, an “Incorporated Term”) will automatically be incorporated into this Agreement (but, for the avoidance of doubt, in the course of the incorporation into this Agreement of any Incorporated Term the scope and meaning of such Incorporated Term will not change) and, once incorporated, may not thereafter be modified except pursuant to the requirements of paragraph 12C, provided that the immediately preceding clauses (a) and (b) shall exclude any covenants or events of default primarily relating to collateral, provided further that: (i) if any Principal Credit Facility is either (x) terminated or (y) reduced to an aggregate principal or commitment amount of less than $40,000,000, in each case, at a time when no event of default exists and no waiver is in effect under any Incorporated Term of such Principal Credit Facility, then any and all Incorporated Terms previously incorporated by reference from such Principal Credit Facility shall, upon such termination or reduction, as the case may be, automatically no longer be incorporated into this Agreement; (ii) if Prudential and Prudential Affiliates at any time hold less than 50% of the total outstanding principal amount of all Notes, then (I) any and all Incorporated Terms previously incorporated by reference from any Principal Credit Facility other than the Bank Credit Agreement and (II) any and all Incorporated Terms previously incorporated by reference from the Bank Credit Agreement other than financial covenants shall, in the case of each of clause (I) and clause (II), on and after such time, automatically no longer be incorporated into this Agreement; and (iii) if the aggregate principal amount of all Notes held by Prudential and Prudential Affiliates at any time is equal to or less than $75,000,000 and if such amount then represents 35% or less of the aggregate principal or commitment amount of all unsecured credit facilities of the Company at such time, then any and all Incorporated Terms previously incorporated by reference from any Principal Credit Facility other than the Bank Credit Agreement shall, on and after such time, automatically no longer be incorporated into this Agreement.
5I.REIT Status. Holdings will, and will cause each of its Subsidiaries to, operate its business at all times so as to satisfy all requirements necessary to maintain Holdings’ qualification as a REIT. Holdings will maintain adequate records so as to comply in all material respects with all record keeping requirements relating to its qualification as a REIT and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the United States Internal Revenue Service all returns and reports required thereby.
6.NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or amount due hereunder is outstanding and unpaid, each of Holdings and the Company covenants as follows:
6A.Financial Covenants. Holdings will not permit:
6A(1).Minimum Consolidated Shareholders’ Equity. The Consolidated Shareholders’ Equity at any time to be less than the sum of (i) $865,575,000, plus (ii) 75% of the net proceeds received from issuances of Holdings’ Equity Interests after June 30, 2021.
6A(2).Fixed Charge Coverage Ratio. The ratio of Adjusted EBITDA to Fixed Charges to be less than 1.50 to 1.00 at the end of any fiscal quarter.

15
VP/#62778625.6

6A(3).Total Debt to Total Adjusted Asset Value Ratio. The Total Debt to Total Adjusted Asset Value Ratio at any time to exceed 0.60 to 1.00; provided, that if a Significant Acquisition is consummated during any fiscal quarter then the Total Debt to Total Adjusted Asset Value Ratio may exceed 0.60 to 1.00 during the period from the consummation of such Significant Acquisition through and including the fourth fiscal quarter ending after such consummation so long as such ratio does not exceed 0.65 to 1.00.
6A(4).Unsecured Debt to Unencumbered Income Producing Assets Value Ratio. The Unsecured Debt to Unencumbered Income Producing Assets Value Ratio at any time to exceed 0.60 to 1.00; provided, that if a Significant Acquisition is consummated during any fiscal quarter then the Unsecured Debt to Unencumbered Income Producing Assets Value Ratio may exceed 0.60 to 1.00 during the period from the consummation of such Significant Acquisition through and including the fourth fiscal quarter ending after such consummation so long as such ratio does not exceed 0.65 to 1.00.
6A(5).Secured Debt to Total Adjusted Asset Value Ratio. The Secured Debt to Total Adjusted Asset Value Ratio at any time to exceed 0.40 to 1.00.
6A(6).Minimum Unencumbered Interest Coverage Ratio. The ratio of Unencumbered EBITDA to Unencumbered Interest Expense to be less than 1.75 to 1.00 at the end of any fiscal quarter.
Subject to the provisions of the last paragraph of each of the definitions of “Total Adjusted Asset Value” and “Unencumbered Income Producing Assets Value” herein, for purposes of all calculations made under the financial covenants set forth in paragraph 6A(2) through and including paragraph 6A(6) for an applicable period, (i) if during such period Holdings, the Company or any other Subsidiary shall have consummated an acquisition of a Significant Subsidiary or a Significant Line of Business, (x) Adjusted EBITDA for such period shall be calculated after giving pro-forma effect thereto as if such transaction occurred on the first day of such period; provided, that if the aggregate purchase price for any such acquisition is greater than or equal to $25,000,000, Adjusted EBITDA shall only be calculated on a pro-forma basis to the extent such pro-forma calculations are based on audited financial statements or other financial statements reasonably satisfactory to the Required Holders and (y) any Debt incurred or assumed by any Credit Party or Subsidiary (including the Person or property acquired) in connection with such transaction and any Debt of the Person or property acquired which is not retired in connection with such transaction (1) shall be deemed to have been incurred as of the last day of the previous period and (2) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this paragraph determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination, and (ii) if during such period Holdings, the Company or any other Subsidiary shall have consummated a disposition of all or substantially all of the assets of Holdings, the Company or any other Subsidiary or of a majority of the equity interests of a Subsidiary or of a Significant Line of Business, (x) Adjusted EBITDA for such period shall be calculated after giving pro-forma effect thereto as if such transaction occurred on the last day of the previous period and (y) any Debt which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the last day of the previous period.

16
VP/#62778625.6

6B.Lien and Other Restrictions. Neither Holdings nor the Company will, or will permit its Subsidiaries to:
6B(1).Liens. Create, assume or suffer to exist at any time any Lien on or with respect to any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C hereof), except:
(i)Liens for taxes, assessments and other governmental charges not yet delinquent or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;
(ii)Liens (other than Liens imposed by ERISA) incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal of the same, and which do not in the aggregate materially detract from the value of its property or assets, taken as a whole, or materially impair the use thereof in the operation of its business;
(iii)Liens securing Debt between Subsidiaries or owing to the Company by a Subsidiary;
(iv)Liens (other than as specified in clauses (i) - (iii) above) of the Company and Subsidiaries in existence on the date of this Agreement as set forth in Schedule 6B(1);
(v)subject to compliance with paragraph 6A(5), Liens securing Debt other than as set forth in the foregoing clauses (i) - (iv), provided that: (a) there shall not exist any Lien of any kind on the shares of the Voting Stock of any Subsidiary unless Holdings and Subsidiaries continue to own shares of Voting Stock of such Subsidiary which are not subject to any Lien and which represent a majority of the Voting Stock of such Subsidiary; and (b) neither Holdings nor the Company shall secure or permit to be secured any Principal Credit Facility unless the Notes and this Agreement are simultaneously secured pursuant to terms and provisions, including an intercreditor agreement, reasonably satisfactory to the Required Holders; provided, however, that (1) if such Principal Credit Facility is either (x) terminated, or (y) reduced to an aggregate principal or commitment amount of less than $40,000,000, in each case, at a time when no Event of Default exists and no waiver is in effect under this Agreement, then the Notes and this Agreement shall no longer be secured by the collateral securing such Principal Credit Facility and the Purchasers agree to take any and all actions reasonably requested by the Company (at the Company’s sole expense) in order to release the security interest, and (2) if any Liens on assets securing such Principal Credit Facility are released at a time when no Event of Default exists and no waiver is in effect under this Agreement, then such assets shall no longer secure the Notes and this Agreement and the Purchasers agree to take any and all action reasonably requested by the Company (at the Company’s sole expense) in order to release such Liens. Notwithstanding anything to the contrary herein, for purposes of clause (b) of the first proviso of this paragraph 6B(1)(v), clause (b) of the definition of

17
VP/#62778625.6

Principal Credit Facility shall exclude all mortgage financings not in excess of the amount permitted to be outstanding pursuant to paragraph 6A(5);
(vi)(a) statutory Liens of banks and rights of set-off, (b) materialmen’s, mechanic’s, carrier’s, repairmen’s, warehousemen’s and other similar Liens arising in the ordinary course of business, and (c) judgment Liens to the extent not constituting an Event of Default under paragraph 7A(xiii));
(vii)utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Holdings or the Subsidiaries;
(viii)Liens (other than any Lien imposed by ERISA) arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
(ix)deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, and deposits made to secure liability for insurance premiums to insurance carriers;
(x)subject to compliance with paragraph 6A(5), Liens arising in connection with any capital lease transactions; provided that no such Lien shall extend to or cover any assets other than the assets subject to the applicable capital lease transaction; and
(xi)Liens securing commercial letters of credit (other than any such letters of credit issued pursuant to the Bank Credit Agreement); provided that no such Lien shall extend to or cover any assets of Holdings or any of its Subsidiaries other than the inventory (and bills of lading and other documents related thereto) being financed by any such commercial letters of credit.
6B(2).Loans and Advances. Make or permit to remain outstanding at any time any loan or advance to any Person, except that (a) Holdings may make loans or advances to any Borrower (as defined in the Bank Credit Agreement) and (b) any Borrower (as defined in the Bank Credit Agreement) or its Subsidiaries may:
(i)subject to paragraph 6A(5), make or permit to remain outstanding loans and advances to the Company and Subsidiaries;
(ii)make or permit to remain outstanding travel and other like advances and customary employee benefits in reasonable amounts to employees in the ordinary course of business;
(iii)make or permit to remain outstanding purchase money loans to Third Parties to whom it sells real property in the ordinary course of its Property Development Activities and its Property Management Business, provided that the aggregate amount of all such purchase money loans may not exceed at any one time an amount equal to 15% of the

18
VP/#62778625.6

Consolidated Total Assets of Holdings at the end of the fiscal quarter most recently ended as of any date of determination;
(iv)make or permit to remain outstanding other Third Party loans and advances on standard arm’s-length terms, provided that the aggregate amount of all such loans may not exceed at any one time an amount equal to 5% of the Total Adjusted Asset Value at such time; and
(v)make advances of payroll payments to employees in the ordinary course of business.
6B(3).Merger and Sale of Assets. Merge with or into or consolidate with any other Person or sell, lease, transfer or otherwise dispose of its assets (including, in each case, pursuant to a Division), except that so long as no Default under paragraph 5I would result therefrom:
(i)any Subsidiary may merge with the Company, so long as the Company is the surviving Person;
(ii)any Subsidiary may merge with another Subsidiary, or sell, lease, transfer or otherwise dispose of its assets to a Subsidiary of Holdings;
(iii)any Subsidiary of Holdings may sell, exchange, lease, transfer or otherwise dispose of assets (other than Undeveloped Land) in the ordinary course of business;
(iv)any Subsidiary of Holdings may sell, lease, transfer or otherwise dispose of assets (other than Undeveloped Land) to Third Parties so long as (A) the fair market value thereof on the date sold, leased, transferred or otherwise disposed of, together with the fair market value of all other assets sold, leased, transferred or otherwise disposed of to Third Parties pursuant to this clause (iv) within the prior 12 months, does not represent more than 20% of the Consolidated Total Assets of Holdings at the end of the fiscal quarter most recently ended as of any date of determination and (B) such assets, together with all other assets sold or otherwise disposed of to Third Parties pursuant to this clause (iv) since the beginning of the most recently ended fiscal year, did not contribute more than 10% of Adjusted EBITDA determined as of the most recent fiscal quarter with respect to which financial statements are required to be delivered pursuant to paragraph 5A(i) or (ii); provided that, notwithstanding the applicable limitations appearing in clauses (A) and (B), above, sales or dispositions in excess thereof in a twelve month period may be made for cash if the proceeds of each such excess sale or disposition (net of taxes thereon) are fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt, in each case within 365 days from the date of such sale or disposition;
(v)any Subsidiary of Holdings may (A) engage in Code § 1031 like-kind exchanges with respect to Undeveloped Land, and (B) sell, lease, transfer or otherwise dispose of Undeveloped Land to (1) any Subsidiary of Holdings, (2) a Person which is not (and after giving effect thereto will not be) a Subsidiary, solely in exchange for an equity interest in such Person (unless at the time thereof the intention was that such Person would sell such land in its undeveloped state or that any proceeds would be received on or with respect to such equity interest prior to the time such land is developed for commercial or

19
VP/#62778625.6

residential purposes), or (3) Third Parties; provided that if in any twelve month period the aggregate fair market value of Undeveloped Land which is sold, leased, transferred or otherwise disposed of pursuant to this clause (3), is greater than $100,000,000, then, within 365 days from the date of each sale, lease, transfer or other disposition which resulted in the $100,000,000 threshold being exceeded, an amount equal to such excess, net of taxes thereon, shall be fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt; and
(vi)any Borrower (as defined in the Bank Credit Agreement) may merge or consolidate with another corporation or other Person if (A) such Borrower will be the continuing or surviving entity and (B) no Default or Event of Default would exist immediately after giving effect to such merger or consolidation.
The foregoing paragraph 6B(3) shall not prohibit dispositions of margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America) that is held as treasury stock by Holdings.
6B(4).Transactions with Holders of Partnership or Other Equity Interests. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate (other than in the capacity of an employee, director or officer), or (ii) any Person owning, beneficially or of record, directly or indirectly, 5% or more of the outstanding voting equity of Holdings, the Company or any other Subsidiary, or any executive officer (as such term is defined under the Exchange Act) of Holdings, the Company or any other Subsidiary (other than in such Person’s capacity as an employee); provided, however, that such acts and transactions may be performed or engaged in if (a) they are entered into upon terms no less favorable to Holdings, the Company or such other Subsidiary than if no such relationship described in clauses (i) or (ii) above existed and such acts or transactions are otherwise permitted by this Agreement, (b) they are acts and transactions in which the only consideration given by Holdings or any of its Subsidiaries is the issuance by Holdings of its capital stock, (c) they are between Holdings and/or any of its Subsidiaries or (d) they are otherwise permitted under paragraph 6C hereof.
6C.Restricted Payments. Holdings covenants that it will not declare or pay any dividend or other distribution on any class of its capital stock or other equity interests, redeem or repurchase any such interests or make any other distribution on account of any such interests (all of the foregoing being “Restricted Payments”) except that Holdings may make (a) minimum dividends required to maintain Holdings’ status as a REIT under the Code and to avoid the payment of any income tax or excise tax by Holdings, (b) the earnings and profits purge dividend required to be made by applicable law in connection with the REIT conversion and (c) other Restricted Payments in any amount so long as (i) no Default under paragraphs 5A(i) or (ii) (and no Default in the requirement to send an accompanying compliance Officer’s Certificate) or Event of Default shall then exist or would exist after giving effect to any such Restricted Payment and (ii) any such Restricted Payment will not violate any applicable law or regulation.
6D.Economic Sanctions, Etc. Each of Holdings and the Company covenants that it will not, and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or

20
VP/#62778625.6

indirectly to have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of, or the target of sanctions under, any U.S. Economic Sanctions Laws (or similar laws of jurisdictions other than the United States) applicable to such holder, or (ii) is prohibited by any U.S. Economic Sanctions Laws.
6E.Additional Agreements. Holdings agrees that: (a) it will not form or permit to exist at any such time any direct Subsidiary (other than A&B); and (b) it will not permit A&B to form or permit to exist at any such time any direct Subsidiary (other than the Company or any LLC Series).
6F.Subsidiary Debt. Holdings shall not permit any Subsidiary (other than the Company) to incur, guarantee or otherwise become liable with respect to any Unsecured Debt, other than Unsecured Debt under a Principal Credit Facility to the extent such Subsidiary becomes an Additional Guarantor in accordance with paragraph 5G.
7.EVENTS OF DEFAULT.
7A.Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
(i)the Company defaults in the payment of (a) any principal of, or Yield-Maintenance Amount on, any Note, or (b) any interest on or any other amount payable hereunder or under any other Transaction Document for more than five days after the same shall become due, either by the terms thereof or otherwise as herein provided; or
(ii)Holdings, the Company or any other Subsidiary: (a) defaults in any payment of principal of, or premium or interest on, any obligation (v) for money borrowed, (w) under any conditional sale or other title retention agreement, (x) issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, (y) under notes payable or drafts accepted representing extensions of credit or (z) Guarantees of the foregoing, in each case, constituting Recourse Debt (other than the Notes), after the expiration of any period of grace provided with respect thereto, or Holdings, the Company or any other Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement evidencing Recourse Debt (or any other event thereunder or under any such agreement occurs and is continuing), after the expiration of any grace period, and the effect of such payment default or other failure or event is to cause, or to permit the holder or holders of such obligation to cause, with the giving of notice if required, such obligation to be demanded or to become due (or to become subject to required repurchase or an offer to repurchase by Holdings, the Company or any other Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default or other failure or event shall occur exceeds $30,000,000 at the time of such default or other failure or event; or (b) defaults in any payment of principal of, or premium or interest on, any obligation (v) for money borrowed, (w) under any conditional sale or other title retention agreement, (x) issued or assumed as

21
VP/#62778625.6

full or partial payment for property whether or not secured by a purchase money mortgage, (y) under notes payable or drafts accepted representing extensions of credit or (z) Guarantees of the foregoing, in each case, constituting Non-Recourse Debt, after the expiration of any period of grace provided with respect thereto, or Holdings, the Company or any other Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement evidencing Non-Recourse Debt (or any other event thereunder or under any such agreement occurs and is continuing), after the expiration of any grace period, and the effect of such payment default or other failure or event is to cause, or to permit the holder or holders of such obligation to cause, with the giving of notice if required, such obligation to be demanded or to become due (or to become subject to required repurchase or an offer to repurchase by Holdings, the Company or any other Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default or other failure or event shall occur exceeds $100,000,000 at the time of such default or other failure or event; provided, further, that this paragraph 7A(ii) shall not apply to (1) secured obligations that become due as a result of the voluntary sale or transfer of the property or assets securing such obligations, if such sale or transfer is permitted under the terms of such obligations and such obligations are paid at or prior to the time they become due (or within any applicable grace period) as a result of such transaction, (2) any obligations that become due as a result of a refinancing thereof or (3) any obligations that are mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of Equity Interests, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such obligations that have become due are so prepaid with the net proceeds required to be used to prepay such obligations when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such obligations; or
(iii)any representation or warranty made by any Credit Party herein or in any other Transaction Document by such Credit Party or any of its officers in any writing furnished in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or
(iv)Holdings or the Company fails to perform or observe any Incorporated Term (if such term has no grace period associated therewith) or fails to perform any agreement contained in (a) paragraphs 5A(i), 5A(ii) or in the flush language immediately succeeding paragraph 5A(vi), and such failure continues for 10 Business Days or (b) paragraphs 5C, 5G, 5H or 6 hereof; or
(v)any Credit Party fails to perform or observe any Incorporated Term which has a grace period associated therewith and such failure shall not be remedied within the applicable grace period, or fails to perform or observe any agreement, term or condition contained herein (other than those specified in the immediately preceding clause (iv)) or in any other Transaction Document and such failure shall not be remedied within 30 days after any Responsible Officer obtaining actual knowledge thereof; or

22
VP/#62778625.6

(vi)Holdings, the Company or any Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or
(vii)any decree or order for relief in respect of Holdings, the Company or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or
(viii)Holdings, the Company or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of Holdings, the Company or any such Significant Subsidiary, or of any substantial part of the assets of Holdings, the Company or any such Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to Holdings, the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or
(ix)any petition or application of the type described in clause (viii) of this paragraph 7A is filed, or any such proceedings are commenced, against Holdings, the Company or any Significant Subsidiary and Holdings, the Company or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 45 days; or
(x)any order, judgment or decree is entered in any proceedings against Holdings, the Company or any Significant Subsidiary decreeing the dissolution of Holdings, the Company or such Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 45 days; or
(xi)any order, judgment or decree is entered in any proceedings against Holdings, the Company or any Significant Subsidiary decreeing a split-up of Holdings, the Company or such Significant Subsidiary which requires the divestiture of (A) assets representing a substantial part, or the stock of, or other ownership interest in, a Significant Subsidiary whose assets represent a substantial part of the Consolidated Total Assets of Holdings or (B) assets or the stock of or other ownership interest in a Significant Subsidiary that has contributed a substantial part of Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 45 days; or
(xii)(a) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan (other than a

23
VP/#62778625.6

Multiemployer Plan) shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan (other than a Multiemployer Plan) or the PBGC shall have notified Holdings, the Company or any ERISA Affiliate that a Plan (other than a Multiemployer Plan) may become a subject of any such proceedings, (c) the aggregate amount under all Plans (other than a Multiemployer Plan) of the fair market value of the assets (within the meaning of Section 303 of ERISA) is less than 70% of the “Funding Target” (within the meaning of Section 303 of ERISA), (d) Holdings, the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) Holdings, the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) Holdings, the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of Holdings, the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect of the type described in clause (a) or (b) of the definition thereof; or
(xiii)any judgment or decree for the payment of money in the amount of $30,000,000 or more (to the extent not paid or covered by insurance) shall be entered against Holdings, the Company or any of the other Subsidiaries and such judgment or decree shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or
(xiv)any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all obligations evidenced by the Notes and under the other Transaction Documents, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any Transaction Document; or any Credit Party denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any Transaction Document; or
(xv)any Change of Control shall occur;
then (a) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to Holdings or the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) with respect to any event constituting an Event of Default, the Required Holders may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

24
VP/#62778625.6

7B.Rescission of Acceleration. At any time after all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holders may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement (as this Agreement pertains to the Notes). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
7C.Notice of Acceleration or Rescission. Whenever any Note or Notes shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.
7D.Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the other Transaction Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other Transaction Document. No remedy conferred in this Agreement or any other Transaction Document upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
8.REPRESENTATIONS, COVENANTS AND WARRANTIES. Each of Holdings and the Company represents, covenants and warrants as follows, on the date of this Agreement and at each other time the following representations, covenants and warranties are required to be made pursuant to the other provisions of this Agreement:
8A.Organization. Each Credit Party (other than any LLC Series) and each Significant Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization. Each LLC Series has been duly established by the Company. Each Credit Party and each Significant Subsidiary (i) has the full power and authority to own its properties and to carry on its business as now being conducted, (ii) is duly qualified in every state where the nature of its business requires that it do so, and (iii) is in good standing under the laws of every jurisdiction outside the state of its organization in which it owns or leases property or conducts business and in each case of (ii) and (iii), in which the failure to so qualify would have a Material Adverse Effect. Each Credit Party and each Significant Subsidiary has complied in all material respects with (or is exempt from the application of) all material federal, state and local laws, regulations and orders that are, or in the absence of any exemption could be, applicable to the operations of its

25
VP/#62778625.6

business, including public utility, bank holding company, state agricultural and Environmental and Safety Laws, in each case except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has full power, authority and right to execute and deliver, and to perform and observe, the provisions of the Transaction Documents to which it is a party and to carry out the transactions contemplated by such Transaction Documents. The execution, delivery and performance of this Agreement and the Notes to be issued hereunder by the Company has been authorized by all necessary corporate, limited liability company and other action, and, when duly executed and delivered, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (whether considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by each Credit Party (other than the Company) has been authorized by all necessary corporate and other action, and, when duly executed and delivered, will be the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms. Each of the Company and Holdings represents and warrants that Schedule 8A contains complete and correct lists, as of the date of this Agreement, of the Subsidiaries of Holdings, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of equity outstanding owned by Holdings and each other Subsidiary.
8B.Financial Statements. Holdings and the Company have furnished each Purchaser of any Notes with the following financial statements, identified by a Responsible Officer of Holdings: (i) consolidated balance sheets of Holdings and its Subsidiaries as of the last day in each of the two fiscal years of Holdings most recently completed prior to the date as of which this representation is made or repeated (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, shareholders’ equity and cash flows of Holdings and its Subsidiaries for each such year, certified by Deloitte & Touche (or such other accounting firm of recognized national standing); and (ii) consolidated balance sheets of Holdings and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, in each case prepared by Holdings. Such financial statements (including any related schedules and/or notes) have been prepared in accordance with GAAP consistently followed throughout the periods involved, except as expressly noted therein, and show all liabilities, direct and contingent, of Holdings and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of Holdings and its Subsidiaries as at the dates thereof, and the statements of income, shareholders’ equity and cash flows fairly present the results of the operations and cash flows of Holdings and its Subsidiaries for the periods indicated. In the case of any Closing Day, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect since the end of the most recent fiscal year for which such audited financial statements had been furnished at the time of the Acceptance with respect to the Notes to be issued on such Closing Day.

26
VP/#62778625.6

8C.Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of Holdings or the Company, threatened in writing against Holdings, the Company or any other Subsidiary or any properties or rights of Holdings, the Company or any other Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any Material Adverse Effect.
8D.Outstanding Debt. None of Holdings, the Company or any Subsidiary has any Debt outstanding that would cause Holdings or the Company not to be in compliance with paragraphs 6A(3), 6A(4) or 6A(5).
8E.Title to Properties. Each Credit Party and each Significant Subsidiary has such title to its properties and assets as is necessary for the conduct of the business which such Credit Party or such Significant Subsidiary presently undertakes or contemplates undertaking, except where the lack thereof could not reasonably be expected to result in a Material Adverse Effect. There are no Liens on such properties and assets that (i) materially restrict such Credit Party’s or such Significant Subsidiary’s intended use and enjoyment thereof in the ordinary course of business or (ii) are not permitted by paragraph 6B(1). There is no default, nor any event that, with notice or lapse of time or both, would constitute such a default under any lease to which any Credit Party or any such Significant Subsidiary is a lessee, lessor, sublessee or sublessor, except to the extent any of the foregoing defaults could not reasonably be expected to result in a Material Adverse Effect.
8F.Taxes. Holdings, the Company and each other Significant Subsidiary has filed all material tax returns which are required to be filed by it. Holdings, the Company and each other such Subsidiary has paid all material taxes as shown on its returns and on all assessments received to the extent that such taxes have become due, except such assessments as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. Holdings, the Company and the other Subsidiaries do not have any unpaid tax obligations which collectively could reasonably be expected to have a Material Adverse Effect.
8G.Conflicting Agreements and Other Matters. None of the execution and delivery of this Agreement, the Notes or any other Transaction Document, the offering, issuance and sale of the Notes, the fulfillment of and compliance with the terms and provisions of this Agreement, the Notes and the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Holdings, the Company or any other Subsidiary pursuant to, their respective articles or incorporation or bylaws (or other comparable governing documents, as applicable), any award of any arbitrator or any agreement, instrument, order, judgment, decree, and, after due investigation and to Holdings’ and the Company’s best knowledge, any statute, law, rule or regulation to which Holdings, the Company or any other Subsidiary is subject.
8H.Offering of the Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise

27
VP/#62778625.6

approached or negotiated with respect thereto with, any Person or Persons other than Prudential and the Purchasers, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or blue sky law of any applicable jurisdiction.
8I.Regulation U, Etc. The amount of all securities that Holdings and its Subsidiaries together own that constitute “margin stock” (as defined in Regulation G (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”)) does not exceed 25% of Consolidated Total Assets of Holdings. None of the proceeds of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Neither Holdings or the Company nor any agent acting on their behalf has taken or will take any action which might cause this Agreement, the Notes or any other Transaction Document to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.
8J.ERISA.
(a)Holdings, the Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of Holdings, the Company or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by Holdings, the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of Holdings, the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of Holdings and its Subsidiaries, taken as a whole.
(b)the aggregate amount under all Plans of the fair market value of the assets (within the meaning of Section 303 of ERISA) is not less than 70% of the “Funding Target” (within the meaning of Section 303 of ERISA).
(c)Holdings, the Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of Holdings and its Subsidiaries, taken as a whole.
(d)The expected postretirement benefit obligation (determined as of the last day of Holdings’ most recently ended fiscal year in accordance with Financial Accounting Standards

28
VP/#62778625.6

Board Accounting Standards Codification 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of Holdings and its Subsidiaries is not material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of Holdings and its Subsidiaries, taken as a whole.
(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by Holdings and the Company to each Purchaser in the first sentence of this paragraph 8J(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in paragraph 9B as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
8K.Governmental Consent. None of Holdings, the Company or any other Subsidiary, nor any of their respective businesses or properties, nor any relationship between Holdings, the Company or any other Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by, notice to or filing with any court, administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state blue sky authorities) in connection with (i) the execution and delivery of this Agreement and any other Transaction Documents, (ii) the offering, issuance, sale or delivery of the Notes or (iii) fulfillment of or compliance with the terms and provisions of this Agreement, any other Transaction Document and the Notes.
8L.Utility Company Status. (i) Neither Holdings or the Company nor any entity which is directly or indirectly owned, held, or controlled to the degree of ten percent or more (with the power to vote) by Holdings or the Company is any of: (a) a “public utility,” as that term is defined under the Federal Power Act, as amended, and the regulations thereunder (together, the “FPA”); or (b) a “natural gas company,” as that term is defined under the Natural Gas Act, as amended, and the regulations thereunder; or (c) subject to regulation either as a “public utility,” or as an “affiliated interest” with or of a “public utility,” under the law of the state of Hawaii.
(i)The issuance by the Company of the Notes does not violate the FPA or any Hawaii state law or regulation with respect to “public utilities.” Neither Holdings nor the Company (taken together with any entity which is directly or indirectly owned, held, or controlled to the degree of ten percent or more (with the power to vote)) is in violation of the FPA or any Hawaii state law or regulation with respect to “public utilities,” except any violations which, individually or in aggregate, would not result in a Material Adverse Effect, or would not impair the ability or right of any Credit Party to perform its obligations with respect to the Transaction Documents. Holdings, the Company and the other Subsidiaries are not in receipt of any notice, assertion or claim that any of them (or any other entity referenced in the immediately preceding sentence) is in violation of the FPA or any Hawaii state or regulation with respect to “public utilities.”
8M.Investment Company Status. Neither Holdings nor the Company is an “investment company” or a company “controlled” by an “investment company” within the

29
VP/#62778625.6

meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.
8N.Real Property Matters. Except as could not reasonably be expected to have a Material Adverse Effect: (a) each Credit Party and each Significant Subsidiary has, or is in the process of procuring, for the real property which it owns or uses, such authorizations, consents, approvals, licenses and permissions (collectively, “Consents”) that such Credit Party or such Significant Subsidiary believes or has been advised by counsel to be now necessary for it to own, hold, develop, use or operate such real property in its current or intended manner, all in material compliance with applicable laws and regulations; and (b) no Credit Party nor any Significant Subsidiary has received any notice that any such Consent is necessary which has not been obtained, or is in the process of being obtained, other than applications for the same that have been or will be timely filed and are being or will be diligently pursued with the appropriate Governmental Authorities and agencies.
8O.Possession of Franchises, Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect: (i) Holdings, the Company and the other Subsidiaries possess all franchises, certificates, licenses, development and other permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights, free from burdensome restriction, that are necessary in the judgment of Holdings and the Company in any respect for the ownership, maintenance and operation of their business, properties and assets; (ii) none of Holdings, the Company nor any of the other Subsidiaries is in violation of any such rights; and (iii) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, or which adversely affect the rights of Holdings, the Company or the other Subsidiaries thereunder.
8P.Environmental and Safety Matters. Holdings, the Company and the other Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental and Safety Laws except where failure to comply would not result in a Material Adverse Effect.
8Q.Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.
8R.Employee Relations. None of Holdings, the Company or any other Subsidiary is the subject of (i) any strike, work slowdown or stoppage, union organizing drive or other similar activity or (ii) any action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters that in either case could reasonably be expected to have a Material Adverse Effect or, to the best knowledge of Holdings and the Company, is any such event imminent or likely to occur.
8S.Regulations and Legislation. To the best knowledge of Holdings and the Company, no law, regulation, interpretation or legislation has been enacted or issued or is likely to be enacted or issued, that would reasonably be expected to have a Material Adverse Effect.

30
VP/#62778625.6

8T.Foreign Assets Control Regulations, Etc.
(a)    Neither Holdings nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither Holdings nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to Holdings’ knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by Holdings or any Controlled Entity, directly or knowingly indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person in violation of applicable U.S. Economic Sanctions Laws (or similar laws of a jurisdiction other than the United States), (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or knowingly indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or knowingly indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    Holdings has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to promote compliance by Holdings and any Controlled Entity with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
8U.Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to Prudential or any Purchaser by or on behalf of Holdings or the Company in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made; provided, that with respect to projections and other pro forma financial information included in such information, Holdings and the Company only represent that such information was based upon good faith estimates and assumptions believed by the preparer thereof to be reasonable at the time made, it being recognized by the Purchasers that such financial information as it relates to future events is not to be viewed as a fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to Holdings or the Company that could reasonably be expected to have a Material Adverse Effect.

31
VP/#62778625.6

9.REPRESENTATIONS OF THE PURCHASERS. Each Purchaser of any Series of Notes purchased after the date hereof represents as follows:
9A.Nature of Purchase. Such Purchaser is acquiring such Notes for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control. Such Purchaser has no present intention of selling, granting a participation in, or otherwise distributing any of such Notes in any transaction which would be in violation of the securities laws of the United States of America or any state or other jurisdiction thereof, without prejudice, however, to such Purchaser’s rights at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from such registration available under the Securities Act and subject, nevertheless, to the disposition of such Purchaser’s property being at all times within its control. Such Purchaser understands that such Notes have not been registered under the Securities Act and may be exchanged, offered, transferred or resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Company is not required to register the Notes.
9B.Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of such Notes:
(i)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(ii)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amount payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained

32
VP/#62778625.6

by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM, and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or
(v)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
(vi)the Source is a governmental plan; or
(vii)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or
(viii)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
10.DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other

33
VP/#62778625.6

paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.
10A.Yield-Maintenance Terms.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Honolulu, Hawaii are required or authorized to be closed.
“Called Principal” means, with respect to any Note, the principal of such Note that (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated “Page PX1” on Bloomberg Financial Markets (“Bloomberg”) (or, if Bloomberg shall cease to report such yields on Page PX1 or shall cease to be Prudential’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon for the applicable Note.
“Remaining Average Life” means, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

34
VP/#62778625.6

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Yield-Maintenance Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.
10B.Other Terms.
“A&B” means Alexander & Baldwin Investments, LLC, a Delaware limited liability company.
“Acceptance” is defined in paragraph 2B(5).
“Acceptance Day” is defined in paragraph 2B(5).
“Acceptance Window” is defined in paragraph 2B(5).
“Accepted Note” is defined in paragraph 2B(5).
“Accumulated Funding Deficiency” means a funding deficiency described in section 302 of ERISA and section 412 of the Code.
“Additional Guarantor” is defined in paragraph 11N.
“Adjusted EBITDA” means Consolidated Net Income Before Taxes (for the avoidance of doubt, before deduction for non-controlling interests in any Subsidiary of Holdings) for the period of four consecutive fiscal quarters ended on any date of determination plus, to the extent deducted in the calculation thereof, (i) Consolidated Interest Expense, (ii) depreciation and amortization expenses, (iii) all other non-cash expenses and other charges, (iv) non-recurring one-time cash expenses incurred in accordance with GAAP in connection with or as a result of the Triggering Event; provided that the aggregate amount added back under this clause (iv) for all periods shall not exceed $100,000,000 and shall only be permitted to be added back if incurred no later than 18 months after the Triggering Event, (v) any gains or losses resulting from the disposition of any asset of Holdings or any Subsidiary outside of the ordinary course of business including, any net loss from discontinued operations and any net loss on the disposal of discontinued operation, (vi) fees, expenses, premiums and other charges in connection with the issuance, the issuance of Equity Interests, any refinancing transaction, any amendment or other modification of any debt instrument, the making of any acquisition or any disposition (other than a disposition of an asset in the ordinary course of business), in each case whether or not consummated, (vii) any income or

35
VP/#62778625.6

gain and any loss or expense in each case resulting from early extinguishment of Debt, and (viii) any income or gain or any expense or loss resulting from a Swap Contract (as such term is defined in the Bank Credit Agreement), including by virtue of a termination thereof; provided that Adjusted EBITDA shall exclude non-cash gains or losses resulting from the write-up or write-down of assets.
“Affiliate” means, without duplication, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, Holdings. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” is defined in paragraph 12C.
“Agricultural Land” means land owned in fee by Holdings or its Subsidiaries which is located in the State of Hawaii and zoned exclusively for agricultural purposes, but excluding watershed land, conservation land and pastureland.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Applicable Cap Rates” means (i) 6.00% for industrial Investment Properties, (ii) 6.50% for retail Investment Properties, (iii) 6.50% for office Investment Properties, (iv) 6.00% for Leased Non-Agricultural Land which has industrial improvements thereon and is located in the State of Hawaii, (v) 6.50% for Leased Non-Agricultural Land which has retail improvements thereon and is located in the State of Hawaii, and (vi) 6.50% for Leased Non-Agricultural Land which has office improvements thereon and is located in the State of Hawaii.
“Authorized Signatory” means (i) in the case of the Company, any individual designated as an “Authorized Signatory” of the Company in the Information Schedule or any other individual designated as an “Authorized Signatory” of the Company for the purpose of this Agreement in a certificate executed by one of the Company’s then existing Authorized Signatories and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Signatory” in the Information Schedule or any officer of Prudential designated as its “Authorized Signatory” for the purpose of this Agreement in a certificate executed by one of its then existing Authorized Signatories. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Signatory of the Company and whom Prudential in good faith believes to be an Authorized Signatory of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Signatory of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement

36
VP/#62778625.6

shall have been an Authorized Signatory of Prudential, and whom the Company in good faith believe to be an Authorized Signatory of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Signatory of Prudential.
“Available Facility Amount” is defined in paragraph 2B(1).
“Bank Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of August 31, 2021, by and among the Company and the other Borrowers (as defined therein), as the borrowers, the Guarantors (as defined therein), Bank of America, N.A., as agent, and the other lenders and financial institutions party thereto, as the same may be amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.
“Bankruptcy Law” is defined in clause (vii) of paragraph 7A.
“Beneficiaries” is defined in paragraph 11.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” is defined in paragraph 10A.
“Cancellation Date” is defined in paragraph 2D(iv).
“Cancellation Fee” is defined in paragraph 2D(iv).
“Capitalized Lease Obligations” means, with respect to any Person, any rental obligation of such Person which, under GAAP in effect and adopted by Holdings as of the date hereof, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles; provided, that the adoption or issuance of any accounting standards after December 15, 2021 will not cause any rental obligation that was not or would not have been a Capitalized Lease Obligation prior to such adoption or issuance to be deemed a Capital Lease Obligation.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), as amended, and the regulations promulgated thereunder.
“Change of Control” means: (a) the acquisition, after the date hereof, by any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) (but excluding any employee benefit plan of such person or persons or their respective subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or

37
VP/#62778625.6

administrator of any such plan) of outstanding shares of voting stock of Holdings representing more than 50% of voting control of Holdings;
(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c) the failure of Holdings to directly or indirectly own 100% of the Equity Interests of the Company or any other Borrower (as defined in the Bank Credit Agreement) at any time; provided that the failure of Holdings to directly or indirectly own 100% of the Equity Interests of the Company or any other Borrower (as defined in the Bank Credit Agreement) as a result of the sale or other transfer of Equity Interests in A&B for purposes of acquiring real estate shall not result in a Change of Control so long as (i) Holdings continues to (x) directly or indirectly own more than 50% of the Equity Interests in A&B and (y) control A&B (by possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of A&B, whether through the ownership of voting securities, by contract or otherwise) and (ii) A&B continues to directly or indirectly own 100% of the Equity Interests in the Company and the other Borrowers (as defined in the Bank Credit Agreement).
“Closing Day” means (a) the Series M Closing Day, and (b) with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchasers which are obligated to purchase any Accepted Notes agree on an earlier Business Day for such closing, the “Closing Day” for such Notes shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of any Accepted Notes is rescheduled pursuant to paragraph 2C, the Closing Day for such Notes, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2D(iii), means the Rescheduled Closing Day with respect to such Notes.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means Alexander & Baldwin, LLC, a Delaware limited liability company, and, unless the context otherwise requires, each reference in this Agreement or the other Transaction Documents to the “Company” with respect to any time on or after December 31, 2016 shall be deemed to include, in addition, a reference to each LLC Series.
“Confirmation of Acceptance” is defined in paragraph 2B(5).
“Consolidated Interest Expense” means, for any period of determination, for Holdings and its Subsidiaries on a consolidated basis the sum of total interest expense determined in

38
VP/#62778625.6

accordance with GAAP (including for the avoidance of doubt capitalized interest and imputed interest in respect of Capitalized Lease Obligations) for such period.
“Consolidated Net Income” means, for any period of determination, the net income or loss (excluding extraordinary gains or losses) of Holdings and its Subsidiaries on a consolidated basis for such period on a consolidated basis, as determined in accordance with GAAP.
“Consolidated Net Income Before Taxes” means, for any period of determination thereof, Consolidated Net Income for such period plus the sum of all deferred and current federal, state, local and foreign income taxes and similar taxes, including any franchise taxes or other taxes based on income, profits or capital that are deducted in accordance with GAAP in computing Consolidated Net Income for such period.
“Consolidated Shareholders’ Equity” means, at any time of determination thereof, for Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP, the sum of (a) consolidated total equity, and (b) any consolidated mezzanine equity (or other temporary or non-permanent equity); provided that any determination of Consolidated Shareholders’ Equity shall exclude (i) all non-cash adjustments to Consolidated Shareholders’ Equity resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification Topic 715, Retirement Benefits, and (ii) to the extent otherwise included under the immediately preceding clauses (a) and (b), non-controlling interests in any Subsidiary of Holdings.
“Consolidated Total Assets” means, at any time of determination thereof and for any Person, the consolidated total assets of such Person and Subsidiaries determined in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Entity” means (i) any of the Subsidiaries of Holdings and any of their or Holdings’ respective Controlled Affiliates and (ii) if Holdings has a parent company, such parent company and its Controlled Affiliates.
“Co-Obligors” is defined in paragraph 12S.
“Credit Parties” means the Company (including each LLC Series) and the Guarantors.
“Debt” means, as to any Person at the time of determination thereof without duplication, (i) any indebtedness of such Person (A) for borrowed money, including commercial paper and revolving credit lines, (B) evidenced by bonds, debentures or notes or otherwise representing extensions of credit, whether or not representing obligations for borrowed money or (C) for the payment of the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, regardless of when such liability or other obligation is due and payable, (ii) Capitalized Lease Obligations of such Person, (iii) Guarantees, assumptions and endorsements by such Person (other than endorsements of

39
VP/#62778625.6

negotiable instruments for collection in the ordinary course of business) of Debt of another Person, and (iv) Debt of the types described in the immediately preceding clauses (i) through (iii) of another Person, whether or not assumed, that is secured by Liens on the property or other assets of such Person. “Debt” shall not include a reimbursement obligation incurred in connection with a standby letter of credit issued (i) in support of trade payables or (ii) as condition to receiving (A) a governmental entitlement, (B) a performance bond or (C) a performance guaranty, in each case under the immediately preceding clauses (i) and (ii) to the extent such reimbursement obligation is contingent and to the extent the aggregate amount of such standby letters of credit does not exceed $10,000,000 at any time outstanding.
“Default Rate” means, as to any Series F Note, Series G Note, Series H Note, Series I Note, Series J Note, Series K Note, Series L Note or any Shelf Note, that rate of interest that is the greater of (1) 2% over the Interest Rate specified in the caption set forth at the top of such Note, and (2) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its “base” or “prime” rate.
“Delayed Delivery Fee” is defined in paragraph 2D(iii).
“Development Real Properties” means, at any time of determination, any real property asset under development, construction, renovation or rehabilitation that (i) is then treated as an asset under development under GAAP, (ii) is located in the State of Hawaii, the Territory of Guam or the continental United States, and (iii) has been designated by the Company in a written notice to the holders of Notes as a “Development Real Property.”
“Dividing Person” has the meaning specified in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Environmental and Safety Laws” means all federal, state and local laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.
“Environmental Liabilities and Costs” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or

40
VP/#62778625.6

demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any federal, state or local Governmental Authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.
“Event of Default” means any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” means any of such events, whether or not any such requirement has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Facility” is defined in paragraph 2B(1).
“FASB” means the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or any successor body.
“Fixed Charges” means Consolidated Interest Expense for the period of four consecutive fiscal quarters ended on any date of determination, plus preferred dividends of Holdings accrued during such period, plus scheduled principal payments (excluding (i) balloon payments, (ii) any scheduled principal payments of each Series of the Notes, and (iii) amounts outstanding under the Bank Credit Agreement that are classified as current liabilities under GAAP, but only if no Default or Event of Default then exists under this Agreement or the Bank Credit Agreement) of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters next succeeding such date of determination.
“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of a country other than the United States of America or any state thereof or the District of Columbia, provided that any Subsidiary that is not described in the preceding clause, but which owns voting stock in one or more Foreign Subsidiaries but owns no other material assets and does

41
VP/#62778625.6

not engage in any trade or business (other than acting as a holding company for such voting stock in Foreign Subsidiaries) shall be deemed to be a Foreign Subsidiary hereunder; provided further that any Subsidiary which is disregarded as separate from its owner for United States federal income tax purposes and which owns voting stock in one or more Foreign Subsidiaries shall be deemed to be a Foreign Subsidiary.
“GAAP” has the meaning provided in paragraph 10C.
“Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which Holdings or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of Holdings or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the primary obligor) in any manner, directly or indirectly, and including any obligation of any partnership or joint venture in which such Person is a general partner or joint venturer if such obligation is not expressly non-recourse to such Person; but excluding (a) a completion guarantee issued in connection with a real estate development project to the extent contingent and not constituting a direct or indirect obligation to re-pay Debt and (b) environmental indemnification agreements.
“Guaranteed Obligations” is defined in paragraph 11A.
“Guarantors” means, collectively, Holdings, A&B and each Additional Guarantor.
“Hazardous Materials” means (a) any material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances” or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) asbestos in any form, (f) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (g) pesticides or (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.
“Hedge Treasury Note(s)” means, with respect to any Accepted Notes, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Notes.
“Holdings” means Alexander & Baldwin, Inc., a Hawaii corporation.

42
VP/#62778625.6

“Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases for portfolio investment purposes of such shares, equity interests, securities or rights which, together with any shares, equity interests, securities or rights then owned, represent less than 5% of the equity interests or beneficial ownership of such corporation or other entity, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.
“including” means, unless the context clearly requires otherwise, “including without limitation”.
“Institutional Investor” means an insurance company, bank, pension fund, investment company, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation), “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation) or other Person with assets in excess of $50,000,000 that invests in securities for its own account or as a dealer.
“Issuance Period” is defined in paragraph 2B(2).
“Investment Properties” means developed real estate investment properties located in the State of Hawaii or the continental United States and owned in fee by Holdings or its Subsidiaries, but excluding Development Real Properties, Agricultural Land (whether leased to third parties or operated by Holdings or any of its Subsidiaries), Leased Non-Agricultural Land and agriculture-related properties such as hydroelectric facilities and solar equipment.
“Joinder Agreement” means a joinder agreement to the Multiparty Guaranty, substantially in the form of Exhibit D.
“Leased Non-Agricultural Land” means land owned in fee by Holdings or its Subsidiaries, other than Agricultural Land, located in the State of Hawaii or the continental United States and leased to third parties on arms’-length terms, which land has improvements situated thereon in which none of Holdings or its Subsidiaries has an ownership interest.
“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any purchase money mortgage, conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (exclusive of filings for precautionary purposes only) under the Uniform Commercial Code of any jurisdiction).
“LLC Series” means any “series” of the Company established pursuant to Section 18-215 of the Delaware Limited Liability Company Act.
“margin stock” is defined in paragraph 8I.

43
VP/#62778625.6

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, condition (financial or otherwise) or operations of Holdings and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Credit Party to perform its material obligations under any Transaction Document, or (c) a material adverse effect on the material rights and remedies of the Purchasers taken as a whole, which material adverse effect was not caused by any Purchaser.
“Multiemployer Plan” means any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“Multiparty Guaranty” is defined in paragraph 11.
“NOI from Investment Properties” means, for any period of determination thereof for Holdings and its Subsidiaries on a consolidated basis, the consolidated GAAP revenue attributable to all Investment Properties less operating expenses, real property taxes, taxes on gross revenue, common area maintenance expenses, ground and other rents, other rental expenses, and charges for property management related thereto for the most recently ended two fiscal quarters multiplied by two, but in no event shall take into account tenant deposits, refunds of tenant deposits, tenant improvements paid for by Holdings or its Subsidiaries, reimbursement by tenants to Holdings or its Subsidiaries for tenant improvements paid for by Holdings or its Subsidiaries, bad debt expense and charges related to cash-basis tenants, gains or losses from the sales of leased property, depreciation and amortization, overhead allocations that are not directly associated with the property, straight-line lease adjustments (including amortization of lease incentives), amortization of favorable/unfavorable lease assets/liabilities, or state and federal income taxes.
“NOI from Leased Non-Agricultural Land” means, for any period of determination thereof for Holdings and its Subsidiaries, the consolidated GAAP revenue attributable to all Leased Non-Agricultural Land less operating expenses, real property taxes, taxes on gross revenue, and charges for property management related thereto for the most recently ended two fiscal quarters multiplied by two, but in no event shall take into account tenant deposits, refunds of tenant deposits, tenant improvements paid for by Holdings or its Subsidiaries, reimbursement by tenants to Holdings or its Subsidiaries for tenant improvements paid for by Holdings or its Subsidiaries, allowances for bad debts, gains or losses from the sales of leased property, depreciation and amortization, overhead allocations that are not directly associated with the property, straight-line lease adjustments (including amortization of lease incentives), amortization of favorable/unfavorable lease assets/liabilities, or state and federal income taxes.
“NOI from Unencumbered Investment Properties” means, for any period of determination thereof for Holdings and its Subsidiaries on a consolidated basis, the consolidated GAAP revenue attributable to Unencumbered Investment Properties less operating expenses, real property taxes, taxes on gross revenue, common area maintenance expenses, ground and other rents, other rental expenses, and charges for property management related thereto for the most recently ended two fiscal quarters multiplied by two, but in no event shall take into account tenant deposits, refunds of tenant deposits, tenant improvements paid for by Holdings or its Subsidiaries, reimbursement by tenants to Holdings or its Subsidiaries for tenant improvements paid for by Holdings or its Subsidiaries, allowances for bad debts, gains or losses from the sales of leased property, depreciation and amortization, overhead allocations that are not directly associated with

44
VP/#62778625.6

the property, straight-line lease adjustments (including amortization of lease incentives), amortization of favorable/unfavorable lease assets/liabilities, or state and Federal income taxes.
“NOI from Unencumbered Leased Non-Agricultural Land” means, for any period of determination thereof for Holdings and its Subsidiaries, the consolidated GAAP revenue attributable to all Unencumbered Leased Non-Agricultural Land less operating expenses, real property taxes, taxes on gross revenue, and charges for property management related thereto for the most recently ended two fiscal quarters multiplied by two, but in no event shall take into account tenant deposits, refunds of tenant deposits, tenant improvements paid for by Holdings or its Subsidiaries, reimbursement by tenants to Holdings or its Subsidiaries for tenant improvements paid for by Holdings or its Subsidiaries, allowances for bad debts, gains or losses from the sales of leased property, depreciation and amortization, overhead allocations that are not directly associated with the property, straight-line lease adjustments (including amortization of lease incentives), amortization of favorable/unfavorable lease assets/liabilities, or state and federal income taxes.
“Non-Recourse Debt” means, with respect to any Credit Party or Subsidiary, any (a) Debt that is not Recourse Debt, and (b) fully recourse mortgage and similar financings obtained by a Subsidiary of the Company or of any LLC Series if the mortgaged real property constitutes substantially all of the assets of such Subsidiary and such financings are not Guaranteed by any Credit Party (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to recourse liability).
“Notes” is defined in paragraph 1C.
“Obligations” is defined in paragraph 12S.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate signed in the name of Holdings and/or the Company, as applicable, by a Responsible Officer of such Person.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.
“Permitted Assets” means (i) where any Property Sub or any assets of a Property Sub or of the Company have been sold or otherwise transferred, assets, including real estate, to be used by the Company or any Property Sub in conducting Property Development Activities, the Property Management Business, agribusiness or the aggregate business and (ii) in all other instances, assets, including real estate, to be used in conducting Property Development Activities, the Property Management Business, agribusiness or the aggregate business.

45
VP/#62778625.6

“Permitted Debt” means: (i) any unsecured Debt of the Company or a Subsidiary (exclusive of Debt owed to the Company or a Subsidiary) selected by the Company or any other Borrower (as defined in the Bank Credit Agreement), so long as the aggregate amount of all proceeds from sales or other dispositions which are made after September 15, 2017 pursuant to the proviso appearing in clauses (iv) or (v) of paragraph 6B(3) and that are applied to the prepayment of such unsecured Debt pursuant to this clause (i) does not exceed $150,000,000; and (ii) after the $150,000,000 basket in clause (i) has been fully utilized, all unsecured Debt of the Company and Subsidiaries (exclusive of any Debt owed to the Company or a Subsidiary) on a pro rata basis, provided that if the Notes and any Principal Credit Facility have become secured pursuant to paragraph 6B(1)(v)(b) at the applicable time after the $150,000,000 basket in clause (i) has been fully utilized, then “Permitted Debt” at such time shall mean the Notes and any Principal Credit Facility which have become secured pursuant to paragraph 6B(v)(b) on a pro rata basis.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity (or any series of an entity).
“Plan” means any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Holdings, the Company or any ERISA Affiliate.
“Principal Credit Facility” means (a) the Bank Credit Agreement and (b) with regard to Holdings or any Subsidiary, any other credit agreement, loan agreement, note purchase agreement or similar agreement under which credit facilities in the aggregate principal or commitment amount of at least $40,000,000 are provided for, in each case, as any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided, however, that the immediately preceding clause (b) shall exclude (i) all purchase money debt, (ii) all construction and other project financings, and (iii) all nonrecourse loans and credit facilities, and guaranties in respect thereof. Nonrecourse shall, for purposes of this definition, include (a) limited recourse loans and credit facilities at all times during which the recourse portion of such loans and credit facilities (including commitments in respect thereof) is not in excess of $40,000,000, and (b) fully recourse mortgage and similar financings obtained by a Subsidiary of the Company or of any LLC Series if the mortgaged real property constitutes substantially all of the assets of such Subsidiary.
“Prior Agreement” is defined in paragraph 1A.
“Prohibited Transaction” means any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c) of the Code which is not exempt by reason of section 4975(c) (2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.
“Property” means all real property owned or leased by Holdings, the Company or any of the other Subsidiaries, and all personal property owned or leased by Holdings, the Company or any other Subsidiary.

46
VP/#62778625.6

“Property Development Activities” means land acquisition and development activities, the principal objective of which is to acquire and develop real property for sale or other disposition.
“Property Management Business” means the managing, leasing, selling and purchasing of real property.
“Property Subs” means Subsidiaries that exist on the date hereof or that are subsequently formed or acquired and, in each case, whose principal business activities are to engage in Property Development Activities.
“Prudential” means PGIM, Inc., formerly known as Prudential Investment Management, Inc., and any successor thereto.
“Prudential Affiliate” means (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms “control”, “controlling” and “controlled” means the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s Voting Stock or equivalent voting securities or interests.
“Purchasers” means (i) each holder of Notes which is a signatory to this Agreement, and (ii) with respect to any Shelf Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Notes.
“Recourse Debt” means, with respect to any Credit Party or Subsidiary, any Debt, in respect of which contractual recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to recourse liability) is to such Person.
“REIT” means a “real estate investment trust” as defined in Sections 856 through 860 of the Code.
“Request for Purchase” is defined in paragraph 2B(3).
“Required Holders” means the holder or holders of at least a majority of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding and, if no Notes are outstanding, means Prudential.
“Rescheduled Closing Day” is defined in paragraph 2C.
“Responsible Officer” means any Credit Party’s (as applicable) chief executive officer, president, chief financial officer, principal accounting officer, treasurer, controller or chief legal officer or any other officer or employee of any Credit Party designated in or pursuant to a notice from Holdings, the Company or such Credit Party to Prudential. Any document delivered hereunder that is signed by a Responsible Officer of any Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

47
VP/#62778625.6

“Restricted Payments” is defined in paragraph 6C.
“Secured Debt” means, at any time of determination thereof, the consolidated Debt of Holdings or its Subsidiaries that is not Unsecured Debt.
“Secured Debt to Total Adjusted Asset Value Ratio” means, at any time of determination thereof, the ratio of (a) all Secured Debt of Holdings and its Subsidiaries on a consolidated basis as of such time to (b) Total Adjusted Asset Value as of such time.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Series” is defined in paragraph 1C.
“Series AX Notes” is defined in paragraph 1B.
“Series BX Notes” is defined in paragraph 1B.
“Series CX Notes” is defined in paragraph 1B.
“Series F Notes” is defined in paragraph 1B.
“Series G Notes” is defined in paragraph 1B.
“Series H Notes” is defined in paragraph 1B.
“Series I Notes” is defined in paragraph 1B.
“Series J Notes” is defined in paragraph 1B.
“Series K Notes” is defined in paragraph 1B.
“Series L Notes” is defined in paragraph 1B.
“Series M Closing Day” is defined in paragraph 2A.
“Series M Notes” is defined in paragraph 1C.
“Series M Notes Purchaser” means The Prudential Insurance Company of America.
“Series Joinder Agreements” means (i) that certain Joinder Agreement, dated as of December 31, 2016, executed and delivered by each of the Company, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, and Alexander & Baldwin, LLC, Series M, for the benefit of the holders of the Notes, and (ii) any additional Joinder Agreements substantially identical to the Joinder Agreement described in the immediately preceding clause (i) which the Company and any new LLC Series executes and delivers pursuant to the requirements of paragraph 5G (provided that each Series Joinder Agreement described in this clause (ii) shall also provide that the applicable new LLC Series shall be bound by paragraph 12S of this Agreement in its capacity as a Series LLC).

48
VP/#62778625.6

“Shelf Notes” is defined in paragraph 1C.
“Significant Acquisition” means the acquisition of one or more real property assets or portfolios of such assets or operating businesses in a single transaction or series of related transactions for a purchase price of not less than ten percent (10%) of Total Adjusted Asset Value.
“Significant Holder” means (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or the Issuance Period has not terminated or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.
“Significant Line of Business” means a line of business or an operating division, the book value of which is, on the date determination, equal to 5% or more of Consolidated Shareholders’ Equity.
“Significant Subsidiary” means any direct or indirect Subsidiary of Holdings, the net worth of which is, on the date of determination, 5% or more of Consolidated Shareholders’ Equity.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Structuring Fee” is defined in Section 2D(i).
“Subsidiary” means, as to any Person, any other company, whether operating as a corporation, joint venture, partnership, limited liability company or other entity (or any series thereof), which is consolidated with such Person in accordance with GAAP. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of Holdings.
“Third Party” means any Person other than Holdings or its Subsidiaries.
“Total Adjusted Asset Value” means, at any date of determination thereof, without duplication, (a) cash and cash equivalents of Holdings and its Subsidiaries, plus (b) NOI from Investment Properties divided by the Applicable Cap Rates, plus (c) NOI from Leased Non-Agricultural Land divided by the Applicable Cap Rates, plus (d) the book value (net of impairments) of Agricultural Land, plus (e) the book value (net of impairments) of Development Real Properties owned by Holdings or any of its Subsidiaries, or by any other entity (other than a Subsidiary) in which Holdings or any of its Subsidiaries owns an Equity Interest (an “Unconsolidated Joint Venture Entity”), to be included in the determination of “Total Adjusted Asset Value” in an amount (i) in the case of Development Real Properties owned by Holdings or any of its Subsidiaries, equal to such book value (provided that with respect to any Subsidiary of the Company (or any LLC Series thereof) that is not wholly-owned, directly or indirectly, by the Company (or any LLC Series thereof) (a “Consolidated Joint Venture Entity”), such book value shall be decreased by an amount equal to the noncontrolling interest in such Consolidated Joint Venture Entity as reflected on the most recent consolidated balance sheet of Holdings required to be delivered pursuant to paragraph 5A(i) or (ii)), and (ii) in the case of Development Real

49
VP/#62778625.6

Properties owned by an Unconsolidated Joint Venture Entity, equal to the book value (net of impairments) of Holdings’ direct or indirect investment in such Unconsolidated Joint Venture Entity, provided that the aggregate amount under this clause (e) shall not contribute more than 30% of Total Adjusted Asset Value plus (f) the book value (net of impairments) of all watershed land, conservation land and pasture land of Holdings and its Subsidiaries not included in clauses (a) through (e) above, plus (g) the book value (net of impairments) of all assets of Holdings and its Subsidiaries not included in clauses (a) through (f) above, provided that (I) the aggregate book value of such other assets shall be included in the determination of Total Adjusted Asset Value only to the extent it comprises 10% or less of the Total Adjusted Asset Value, and (II) the portion of Total Adjusted Asset Value derived from clauses (d) through (g) of this definition shall not exceed 25% of the total amount of the Total Adjusted Asset Value.
Notwithstanding anything to the contrary in the foregoing portions of this definition or in the final paragraph of paragraph 6A (immediately preceding paragraph 6B), any asset or Person (together with such Person’s Subsidiaries) acquired by Holdings or any of its Subsidiaries, for purpose of determining the “Total Adjusted Asset Value,” shall be valued at book value (net of impairments) during the period from the consummation of such acquisition until the last day of the first four full fiscal quarters occurring after the consummation of such acquisition.
“Total Debt to Total Adjusted Asset Value Ratio” means, as at any time of determination thereof, the ratio of (a) all Debt of Holdings and its Subsidiaries on a consolidated basis as of such time to (b) Total Adjusted Asset Value as of such time.
“Transaction Documents” means this Agreement (including the Multiparty Guaranty), the Notes, the Joinder Agreements, the Series Joinder Agreements and any and all other agreements and instruments from time to time executed and delivered by or on behalf of any Credit Party related thereto.
“Transferee” means any Institutional Investor that is the direct or indirect transferee of all or any part of any Note purchased under this Agreement.
“Triggering Event” means Holdings’ and its Subsidiaries’ defeasance of some or all of their Plans on or before December 31, 2022.
“Undeveloped Land” means (i) land owned in fee by the Company or any Subsidiary as of December 31, 2016 which at the time of determination has not been developed for commercial or residential purposes, (ii) land acquired by the Company or any Subsidiary subsequent to December 31, 2016 pursuant to a Code section 1031 like-kind exchange (in exchange for land described in clause (i) or (ii) of this definition) which at the time of determination has not been developed for commercial or residential purposes, or (iii) capital stock or other equity interests of a Subsidiary which owns as its principal asset, directly or indirectly, Undeveloped Land described in clause (i) or (ii) of this definition.
“Unencumbered Agricultural Division Assets” means assets of the agricultural division of Holdings and its Subsidiaries which: (i) are not subject to a mortgage or any other Lien, other than (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with

50
VP/#62778625.6

GAAP, and (b) Liens incidental to the conduct of the owner of such asset’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal of the same, and which do not in the aggregate materially detract from the value of the applicable asset, or materially impair the use thereof; (ii) are not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such asset, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that prohibits or limits the ability of Holdings or any Subsidiary, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or equity interest of Holdings or any Subsidiary except for covenants that are not materially more restrictive than the covenants contained in this Agreement, in favor of holders of unsecured Debt of Holdings and its Subsidiaries not prohibited hereunder; and (iii) are not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such asset, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that entitles any Person to the benefit of any Lien on any assets or equity interests of Holdings or any Subsidiary or would entitle any Person to the benefit of any Lien on such assets or equity interests upon the occurrence of any contingency (including pursuant to an “equal and ratable” clause). No such asset owned by a Subsidiary of Holdings shall be deemed to be an Unencumbered Agricultural Division Asset unless (1) both such asset and all equity interests of the Subsidiary which holds legal title to such asset is not subject to any Lien, (2) each intervening entity between Holdings and such Subsidiary does not have any Debt for borrowed money, and (3) no event has occurred or condition exists described in paragraph 7A(vi)-(xi) of this Agreement (assuming that such provisions applied to such Subsidiary) with respect to such Subsidiary.
“Unencumbered Agricultural Land” means Agricultural Land which: (i) is not subject to a mortgage or any other Lien, other than (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (b) Liens incidental to the conduct of the owner of such property’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal of the same, and which do not in the aggregate materially detract from the value of the applicable property, or materially impair the use thereof; (ii) is not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such land, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that prohibits or limits the ability of Holdings or any Subsidiary, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or equity interest of Holdings, or any Subsidiary except for covenants that are not materially more restrictive than the covenants contained in this Agreement, in favor of holders of unsecured Debt of Holdings and its Subsidiaries not prohibited hereunder; and (iii) is not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such land, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that entitles any Person to the benefit of any Lien on any assets or equity interests of Holdings or any Subsidiary or would entitle any Person to the benefit of any Lien on such assets or equity interests upon the occurrence of any contingency (including pursuant to an “equal and ratable” clause). No such land owned by a Subsidiary of Holdings shall be deemed to be Unencumbered Agricultural Land unless (1) both such land and all equity interests of the Subsidiary which holds legal title to such land is not subject to any Lien, (2) each intervening entity between Holdings and such

51
VP/#62778625.6

Subsidiary does not have any Debt for borrowed money, and (3) no event has occurred or condition exists described in paragraph 7A(vi)-(xi) of this Agreement (assuming that such provisions applied to such Subsidiary) with respect to such Subsidiary.
“Unencumbered EBITDA” means, for any period, with respect to Holdings and its Subsidiaries on a consolidated basis, Adjusted EBITDA derived from (a) Unencumbered Investment Properties, (b) Unencumbered Leased Agricultural Land, (c) Adjusted EBITDA generated from development real properties and agricultural land but only to the extent such assets are Unencumbered Agricultural Division Assets, and (d) other Adjusted EBITDA generated from any other unencumbered assets of Holdings and its Subsidiaries.
“Unencumbered Income Producing Assets Value” means, at any time of determination thereof, without duplication, the sum of (a) Unrestricted Cash, plus (b) the NOI from Unencumbered Investment Properties divided by the Applicable Cap Rates, plus (c) the NOI from Unencumbered Leased Non-Agricultural Land divided by the Applicable Cap Rates, plus (d) the book value (net of impairments) of Agricultural Land, plus (e) the net book value (i.e., the book value net of liabilities, whether secured or unsecured) of Development Real Properties owned by Holdings or any of its Subsidiaries, to be included in the determination of “Unencumbered Income Producing Assets Value” in an amount, in the case of Development Real Properties owned by Holdings or any of its Subsidiaries, equal to such net book value (provided that with respect to any Consolidated Joint Venture Entity, such book value shall be decreased by an amount equal to the noncontrolling interest in such Consolidated Joint Venture Entity as reflected on the most recent consolidated balance sheet of Holdings required to be delivered pursuant to paragraph 5A(i) or (ii)), provided that the aggregate of the net book value of the assets described in this clause (e) shall be included in the determination of Unencumbered Income Producing Assets Value only to the extent it comprises 15% or less of the Unencumbered Income Producing Assets Value, plus (f) the book value of notes receivable held directly by Holdings or its Subsidiaries from Persons other than Holdings or any of its Subsidiaries, and the book value of mezzanine equity investments held directly by Holdings or its Subsidiaries in other Persons (but without duplication of the immediately preceding clause (e)), provided that the aggregate book value of such notes receivable and mezzanine investments shall be included in the determination of Unencumbered Income Producing Assets Value only to the extent it comprises 5% or less of the Unencumbered Income Producing Assets Value, provided further that the aggregate of the net book value and the book value (as applicable) of the assets described in the immediately preceding clauses (e) and (f) shall be included in the determination of Unencumbered Income Producing Assets Value only to the extent it comprises 15% or less of the Unencumbered Income Producing Assets Value, plus (g) the book value (net of impairments) of all unencumbered watershed land, conservation land and pasture land of Holdings and its Subsidiaries not included in clauses (a) through (f) above, plus (i) the book value (net of impairments) of all other unencumbered assets of Holdings and its Subsidiaries not included in clauses (a) through (g) above, provided that (I) the aggregate book value of such other unencumbered assets shall be included in the determination of Unencumbered Income Producing Assets Value only to the extent it comprises 10% or less of the Unencumbered Income Producing Assets Value, and (II) the portion of Unencumbered Income Producing Assets Value derived from clauses (d) through (h) of this definition shall not exceed 25% of the total amount of the Unencumbered Income Producing Assets Value.

52
VP/#62778625.6

Notwithstanding anything to the contrary in the foregoing portions of this definition or in the final paragraph of paragraph 6A (immediately preceding paragraph 6B), any asset or Person (together with such Person’s Subsidiaries) acquired by Holdings or any of its Subsidiaries, for purpose of determining the “Unencumbered Income Producing Asset Value,” shall be valued at net book value (net of impairments) during the period from the consummation of such acquisition until the last day of the first four full fiscal quarters occurring after the consummation of such acquisition.
“Unencumbered Interest Expense” means Consolidated Interest Expense for the period of four consecutive fiscal quarters ended on any date of determination to the extent attributable to Unsecured Debt.
“Unencumbered Investment Properties” means Investment Properties which (i) are not subject to a mortgage or any other Lien, other than (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (b) Liens incidental to the conduct of the owner of such property’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal of the same, and which do not in the aggregate materially detract from the value of the applicable property, or materially impair the use thereof; (ii) are not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such project, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that prohibits or limits the ability of Holdings or any Subsidiary, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or equity interest of Holdings, or any Subsidiary except for covenants that are not materially more restrictive than the covenants contained in this Agreement, in favor of holders of unsecured Debt of Holdings and its Subsidiaries not prohibited hereunder; and (iii) are not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such project, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that entitles any Person to the benefit of any Lien on any assets or equity interests of Holdings or any Subsidiary or would entitle any Person to the benefit of any Lien on such assets or equity interests upon the occurrence of any contingency (including pursuant to an “equal and ratable” clause). No such Investment Property owned by a Subsidiary of Holdings shall be deemed to be an Unencumbered Investment Property unless (1) both such project and all equity interests of the Subsidiary which holds legal title to such project is not subject to any Lien, (2) each intervening entity between Holdings and such Subsidiary does not have any Debt for borrowed money, and (3) no event has occurred or condition exists described in paragraph 7A(vi)-(xi) of this Agreement (assuming that such provisions applied to such Subsidiary) with respect to such Subsidiary
“Unencumbered Leased Agricultural Land” means Agricultural Land which is leased to third parties on arms’-length terms and which: (i) is not subject to a mortgage or any other Lien, other than (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Liens incidental to the conduct of the owner of such property’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal

53
VP/#62778625.6

of the same, and which do not in the aggregate materially detract from the value of the applicable property, or materially impair the use thereof, and (c) arms’-length operating leases with third-party lessees; (ii) is not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such land, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that prohibits or limits the ability of Holdings or any Subsidiary, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or equity interest of Holdings, or any Subsidiary except for covenants that are not materially more restrictive than the covenants contained in this Agreement, in favor of holders of unsecured Debt of Holdings and its Subsidiaries not prohibited hereunder; and (iii) is not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such land, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that entitles any Person to the benefit of any Lien on any assets or equity interests of Holdings or any Subsidiary or would entitle any Person to the benefit of any Lien on such assets or equity interests upon the occurrence of any contingency (including pursuant to an “equal and ratable” clause). No such land owned by a Subsidiary of Holdings shall be deemed to be Unencumbered Leased Agricultural Land unless (1) both such land and all equity interests of the Subsidiary which holds legal title to such land is not subject to any Lien, (2) each intervening entity between Holdings and such Subsidiary does not have any Debt for borrowed money, and (3) no event has occurred or condition exists described in paragraph 7A(vi)-(xi) of this Agreement (assuming that such provisions applied to such Subsidiary) with respect to such Subsidiary.
“Unencumbered Leased Non-Agricultural Land” means Leased Non-Agricultural Land which: (i) is not subject to a mortgage or any other Lien, other than (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Liens incidental to the conduct of the owner of such property’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal of the same, and which do not in the aggregate materially detract from the value of the applicable property, or materially impair the use thereof, and (c) arms’-length operating leases with third-party lessees; (ii) is not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such land, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that prohibits or limits the ability of Holdings or any Subsidiary, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or equity interest of Holdings, or any Subsidiary except for covenants that are not materially more restrictive than the covenants contained in this Agreement, in favor of holders of unsecured Debt of Holdings and its Subsidiaries not prohibited hereunder; and (iii) is not subject to any agreement (including (x) any agreement governing Debt incurred in order to finance or refinance the acquisition of such land, and (y) if applicable, the organizational documents of Holdings or any Subsidiary) that entitles any Person to the benefit of any Lien on any assets or equity interests of Holdings or any Subsidiary or would entitle any Person to the benefit of any Lien on such assets or equity interests upon the occurrence of any contingency (including pursuant to an “equal and ratable” clause). No such land owned by a Subsidiary of Holdings shall be deemed to be Unencumbered Leased Non-Agricultural Land unless (1) both such land and all equity interests of the Subsidiary which holds legal title to such land is not subject to any Lien, (2) each intervening entity between Holdings and such Subsidiary does not have any Debt for borrowed money, and (3) no event has occurred or condition

54
VP/#62778625.6

exists described in paragraph 7A(vi)-(xi) of this Agreement (assuming that such provisions applied to such Subsidiary) with respect to such Subsidiary.
“Unrestricted Cash” means an aggregate amount equal to (a) cash and cash equivalents of Holdings or any of its Subsidiaries that is not subject to pledge, lien or control agreement (excluding statutory liens in favor of any depository bank where such cash is maintained), minus (b) amounts included in the foregoing clause (a) that are with an entity other than Holdings or any of its Subsidiaries as deposits or security for contractual obligations.
“Unsecured Debt” means, at any time of determination thereof, the consolidated Debt of Holdings or its Subsidiaries not secured by any Lien.
“Unsecured Debt to Unencumbered Income Producing Assets Value Ratio” means, at any time of determination thereof, the ratio of (a) Unsecured Debt to (b) Unencumbered Income Producing Assets Value.
“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA) PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Voting Stock” means any shares of stock (or comparable equity securities) whose holders are entitled under ordinary circumstances to vote for the election of directors (or comparable persons), irrespective of whether at the time stock (or comparable equity securities) of any other class or classes has or might have voting power by reason of the happening of any contingency.
10C.Accounting Principles, Terms and Determinations. All references in this Agreement to “generally accepted accounting principles” and “GAAP” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof, but excluding in each case the effects of Accounting Standards Codification 825-10-25 (previously referred to as SFAS 159) or any other accounting standard that would result in any financial liability being set forth at an amount less than the actual outstanding principal amount thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time.
11.MULTIPARTY GUARANTY. The multiparty guaranty under this paragraph 11 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) is made jointly and severally by each of the Guarantors in favor of the Purchasers and their respective

55
VP/#62778625.6

successors, assigns and transferees (each of such Persons being referred to herein as a “Beneficiary” and collectively, as the “Beneficiaries”).
11A.Unconditional Guaranty. Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each of the Beneficiaries the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of all Guaranteed Obligations. The term “Guaranteed Obligations” shall mean all loans, advances, debts, liabilities and obligations for monetary amounts and otherwise from time to time owing by the Company, in the Company’s capacity as the issuer of Notes, to the Purchasers in connection with this Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of this Agreement, the Notes or the other Transaction Documents (it being understood that this term includes all principal, interest (including interest that accrues after the commencement by or against the Company of any action under applicable bankruptcy or insolvency law under any applicable jurisdiction, whether or not a claim for post-petition interest is allowed as a claim in such bankruptcy or insolvency proceeding), the Yield-Maintenance Amount, if any, premium or other prepayment consideration, fees, expenses, costs or other sums (including, without limitation, all fees and disbursements of any law firm or other external counsel) chargeable to the Company, in the Company’s capacity as the issuer of Notes, under this Agreement, the Notes or the other Transaction Documents).
11B.Reimbursement of Expenses. Each Guarantor also agrees to pay upon demand all costs and expenses (including, without limitation, all fees and disbursements of any law firm or other external counsel) incurred by any Beneficiary in enforcing any rights under this Multiparty Guaranty.
11C.Guaranteed Obligations Unaffected. No payment or payments made by any other Guarantor or other Credit Party, or by any other guarantor or other Person, or received or collected by any of the Beneficiaries from any other Guarantor or other Credit Party or from any other guarantor or other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, release or otherwise affect the liability of each of the Guarantors hereunder which shall, notwithstanding any such payments, remain liable for the Guaranteed Obligations, subject to paragraph 11K below, until the Guaranteed Obligations are paid in full in cash.
11D.Joint and Several Liability. All Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations and the expenses required to be reimbursed to the holders of the Notes pursuant to paragraph 11B, above, notwithstanding any relationship or contract of co-obligation by or among the Guarantors or their successors and assigns.
11E.Enforcement of Guaranteed Obligations. Each Guarantor hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall

56
VP/#62778625.6

become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a)), each Guarantor will upon demand pay, or cause to be paid, in cash, the unpaid amount of all Guaranteed Obligations owing to the Beneficiary or Beneficiaries making such demand an amount equal to all of the Guaranteed Obligations then due to such Beneficiary or Beneficiaries.
11F.Tolling of Statute of Limitations. Each Guarantor agrees that any payment, performance or other act that tolls any statute of limitations applicable to the obligations, liabilities and indebtedness of the Company owing to the Beneficiaries under this Agreement, the Notes or any of the other Transaction Documents shall also toll the statute of limitations applicable to such Guarantor’s liability under this Multiparty Guaranty to the extent permitted by law.
11G.Rights of Contribution. The Company and each Guarantor hereby agree that, to the extent that a Guarantor shall have paid an amount hereunder to any Beneficiary that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes, such paying Guarantor shall be entitled to contribution from the Company or any Guarantor that has not paid its proportionate share, based on benefits received as a result of the issuance and sale of the Notes, of the Guaranteed Obligations. Any amount payable as a contribution under this paragraph 11G shall be determined as of the date on which the related payment or distribution is made by the Guarantor seeking contribution, and each of the Company and the Guarantors acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this paragraph 11G shall in no respect limit the obligations and liabilities of any Guarantor to the Beneficiaries hereunder or under any other Transaction Document, and each Guarantor shall remain liable for the full payment and performance guaranteed hereunder. Any indebtedness or other obligations of the Company or a Guarantor now or hereafter held by or owing to any Guarantor is hereby subordinated in time and right of payment to all indebtedness or other obligations of the Company and the Guarantors to any or all of the Beneficiaries under the Notes, this Agreement or any other Transaction Document.
11H.Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, each Guarantor hereby irrevocably waives, solely with respect to such payment or payments, any and all rights of subrogation to the rights of the Beneficiaries against the Company and, except to the extent otherwise provided in paragraph 11G, any and all rights of contribution, reimbursement, assignment, indemnification or implied contract or any similar rights against the Company, any endorser or other guarantor of all or any part of the Guaranteed Obligations, in each case until such time (subject to paragraph 11K below) as the Guaranteed Obligations have been paid in full in cash. In furtherance of the foregoing, for so long as any Guaranteed Obligations shall remain outstanding, no Guarantor shall take any action or commence any proceeding against the Company or any other guarantor of the Guaranteed Obligations (or any of their respective successor, transferees or assigns, whether in connection with a bankruptcy or insolvency proceeding or otherwise), to recover any amounts in respect of payments made under this Multiparty Guaranty to the Beneficiaries. If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation or other rights at any time when all of the Guaranteed Obligations shall not (subject to paragraph 11K below) have been paid in full in cash, such amount shall be held by such Guarantor in trust for the Beneficiaries entitled thereto,

57
VP/#62778625.6

segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to such Beneficiaries (to be shared ratably based on the respective principal amounts outstanding of Notes held by such Beneficiaries) in the exact form received by such Guarantor (duly endorsed by such Guarantor to such Beneficiary if required), to be applied against the Guaranteed Obligations of each of such Beneficiaries, whether matured or unmatured, in such order as such Beneficiary may determine.
11I.Amendments, Etc., With Respect to Guaranteed Obligations. Each Guarantor shall remain obligated under this Multiparty Guaranty notwithstanding: (a) that any demand for payment of any of the Guaranteed Obligations made by any Beneficiary may be rescinded by such Beneficiary, and any of the Guaranteed Obligations continued; (b) that any of the Agreement (including this Multiparty Guaranty), the Notes or any other Transaction Document may be renewed, extended, amended, modified, supplemented or terminated, in whole or in part (and each Guarantor expressly waives any and all of its rights to consent to any of the foregoing actions described in this clause (b) and agrees that no such action, absent such Guarantor’s consent, will result in the exoneration of such Guarantor under applicable law); (c) that any guaranty, collateral or right of setoff at any time held by any Person for the payment of the Guaranteed Obligations may be obtained, sold, exchanged, waived, surrendered or released; (d) any loss or impairment of any rights of subrogation, reimbursement, repayment, contribution, indemnification or other similar rights of any Guarantor against the Company, any other Guarantor or any other Person with respect to all or any part of the Guaranteed Obligations; (e) any assignment or other transfer by any holder of the Notes of any part of the Guaranteed Obligations or the Notes; (f) any impossibility of performance, impracticability, frustration of purpose or illegality under the Agreement (including this Multiparty Guaranty), the Notes or any other Transaction Document or any force majeure or act of any Governmental Authority; or (g) any reorganization, merger, amalgamation or consolidation of the Company or any Guarantor with or into any other Person. Each Guarantor hereby waives any and all defenses, counterclaims or offsets which such Guarantor might or could have by reason of any of the foregoing and any other defense or objection which such Guarantor might or could have to the absolute, primary and continuing nature, or the validity, enforceability or amount of this Multiparty Guaranty (other than any defense based upon the final payment in full in cash and performance in full of the Guaranteed Obligations).
11J.Guaranty Absolute and Unconditional; Termination. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Multiparty Guaranty or acceptance of this Multiparty Guaranty. This Agreement, the Notes, the other Transaction Documents and the Guaranteed Obligations in respect of any of them, shall conclusively be deemed to have been created, contracted for or incurred in reliance upon this Multiparty Guaranty; and all dealings between any of the Company or the Guarantors, on the one hand, and any of the Beneficiaries, on the other, shall likewise conclusively be presumed to have been had or consummated in reliance upon this Multiparty Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Credit Party or any other guarantor with respect to the Guaranteed Obligations. This Multiparty Guaranty shall be construed as a continuing, irrevocable, absolute and unconditional guaranty of payment, performance and compliance when due (and not of collection) and is a primary obligation of each Guarantor without regard to (a) the validity or enforceability of the provisions of this Agreement (other than the Multiparty Guaranty), the Notes, the other Transaction Documents, any

58
VP/#62778625.6

of the Guaranteed Obligations or any other guaranty or right of setoff with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Credit Parties against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Credit Party or guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party or any other guarantor of the Guaranteed Obligations, in bankruptcy or in any other instance (other than payment or performance in full of the Guaranteed Obligations). Each of the Guarantors hereby agrees that it has complete and absolute responsibility for keeping itself informed of the business, operations, properties, assets, condition (financial or otherwise) of the Company, the other Guarantors, any and all endorsers and any and all guarantors of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the obligations evidenced by the Notes or the Guaranteed Obligations, and each of the Guarantors further agrees that the Beneficiaries shall have no duty, obligation or responsibility to advise it of any such facts or other information, whether now known or hereafter ascertained, and each Guarantor hereby waives any such duty, obligation or responsibility on the part of the Beneficiaries to disclose such facts or other information to such Guarantor.
When pursuing its rights and remedies hereunder against any of the Guarantors, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Credit Party or any other Person under a guaranty of the Guaranteed Obligations or any right of setoff with respect thereto, and any failure by such Beneficiary to pursue such other rights or remedies or to collect any payments from any such other Credit Party or Person or to realize upon any such guaranty or to exercise any such right of setoff, or any release of any such other Credit Party or Person or any such guaranty or right of setoff, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of each of the Beneficiaries against the Guarantors. This Multiparty Guaranty shall remain in full force and effect until all Guaranteed Obligations shall have been satisfied by payment in cash or performance in full, upon the occurrence of which this Multiparty Guaranty shall, subject to paragraph 11K below, terminate.
11K.Reinstatement. This Multiparty Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by any Beneficiary in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party or in connection with the application of applicable fraudulent conveyance or fraudulent transfer law, all as though such payments had not been made.
11L.Payments. Each Guarantor hereby agrees that the Guaranteed Obligations will be paid to each of the Beneficiaries pursuant to this Agreement without setoff or counterclaim, except for any taxes, assessments or levies required to be withheld by applicable law, in immediately available funds at the location and in the currency or currencies specified by such Beneficiary pursuant to this Agreement. Any amount required to be deducted and withheld shall be treated for all purposes of this Agreement and the Notes as having been paid to the party in respect of which such withholding was made.

59
VP/#62778625.6

11M.Bound by Other Provisions. Holdings agrees that it is bound by each covenant set forth in this Agreement and that it will make each representation and warranty set forth in this Agreement at the applicable times specified therefor, in each case to the extent the applicable provision pertains to “Holdings.” Each other Guarantor agrees that it is bound by each covenant set forth in this Agreement and that it will make each representation and warranty set forth in this Agreement at the applicable times specified therefor, in each case to the extent the applicable provision pertains to a Subsidiary (other than the Company).
11N.Additional Guarantors. The initial Guarantor(s) shall be such Person(s), if any, as are identified as “Guarantors” on the signature pages hereof. From time to time subsequent to the date hereof, Persons that are Subsidiaries or other Affiliates of the Company may become parties hereto as required by paragraph 5G of this Agreement, as Guarantors (each an “Additional Guarantor”), by executing a Joinder Agreement. Upon delivery of any such Joinder Agreement to each of the Beneficiaries, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto in such capacity as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Beneficiaries not to cause any Subsidiary or other Affiliate of the Company to become an Additional Guarantor hereunder. This Multiparty Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.
12.MISCELLANEOUS.
12A.Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit on the date due to the account or accounts of such Purchaser specified in the applicable purchaser schedule for such Series of Notes or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 12A.
12B.Expenses. Each of Holdings and the Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the reasonable costs

60
VP/#62778625.6

and expenses, including attorneys’ fees, incurred by any Purchaser or any Transferee in enforcing any rights under this Agreement, the Notes or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of any Purchaser’s or any Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case of Holdings, the Company or any other Subsidiary. The obligations of Holdings and the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.
12C.Consent to Amendments. This Agreement may be amended, and Holdings or the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Holdings and the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 12C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Notes of such Series or the terms and provisions of such Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between Holdings and the Company, on the one hand, and Prudential or the holder of any Note, on the other hand, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of Prudential or any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
12D.Form, Registration, Transfer and Exchange of Notes; Transfer Restriction. The Notes are issuable as registered notes without coupons in denominations of at least $2,500,000, except as may be necessary to reflect any principal amount not evenly divisible by $2,500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of

61
VP/#62778625.6

transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of the same Series and of the same tenor and of the same aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of the same Series and of the same tenor and of any authorized denominations, of the same aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of the same tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding anything to the contrary herein, each Purchaser agrees, and each subsequent holder of a Note or purchaser of a participation in a Note by its acceptance of an interest in a Note agrees, that no Note shall be transferred to any Person which is not an Institutional Investor without the prior consent of the Company, such consent not to be unreasonably withheld. No transfer or exchange of any Note or Notes shall be effective unless made pursuant to this paragraph 12D. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof.
12E.Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Institutional Investor on such terms and conditions as may be determined by such holder in its sole and absolute discretion.
12F.Survival of Representations and Warranties; Entire Agreement; No Novation. All representations and warranties contained herein, in any other Transaction Document or made in writing by or on behalf of Holdings, the Company or any other Credit Party in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the transfer of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any

62
VP/#62778625.6

investigation made at any time by or on behalf of any Purchaser or Transferee. Subject to the preceding sentence, this Agreement, the Notes, the other Transaction Documents and, until the effectiveness of the amendment and restatement thereof by this Agreement, the Prior Agreement, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement amends, restates and replaces the Prior Agreement and is not intended to constitute a novation thereof (it being acknowledged and agreed that the Company’s covenants in the Prior Agreement shall remain operative for periods prior to the effectiveness of this Agreement, and any unwaived breach of such covenants or any unwaived breach of representations and warranties under the Prior Agreement made prior to the effectiveness of this Agreement, in each case if such unwaived breach constituted a Default or Event of Default under the Prior Agreement immediately prior to the effectiveness of this Agreement, shall constitute a Default or Event of Default, as applicable, under this Agreement.
12G.Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.
12H.Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit, through equitable action or otherwise the taking of any action by Holdings or the Company or any other Subsidiary which would result in a Default or Event of Default. For the avoidance of doubt, if a particular action or condition is expressly permitted by an exception to a covenant and is not expressly prohibited by another provision in the same covenant, the taking of such action or the existence of such condition shall not result in a Default or Event of Default under such covenant.
12I.Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2B) shall be sent by email (so long as such notice or communication is addressed to a valid email address) or by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential, at the address set forth on the first page of this letter or at such other address as Prudential shall have specified to the Company in writing, (ii) if to any Purchaser, addressed as specified for such communications in the applicable purchaser schedule for the applicable Series of Notes or at such other address as any such Purchaser shall have specified to the Company in writing, (iii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iv) if to Holdings, the Company or any Guarantor, addressed to such Person care of the Company at 822 Bishop Street, Honolulu, Hawaii 96801-3440, Attention: Chief Financial Officer (with a copy to Chief Legal Officer) or at such other address as the Company shall have specified to each holder of a Note in writing. Any communication pursuant to paragraph 2B shall be made by the method specified for such communication in paragraph 2B, and shall be effective to create any rights or

63
VP/#62778625.6

obligations under this Agreement only if, in the case of a telephone communication, an Authorized Signatory of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telefacsimile or email communication, the communication is signed (or sent, in the case of email) by an Authorized Signatory of the party conveying the information, addressed to the attention of an Authorized Signatory of the party receiving the information, and in fact received at the valid telefacsimile number or valid email address listed for the party receiving the communication in the Information Schedule or at such other telefacsimile number or valid email address as the party receiving the information shall have specified in writing to the party sending such information.
12J.Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
12K.Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is, by the terms of this Agreement, required to be satisfactory to Prudential, any Purchaser or the Required Holders, the determination of such satisfaction shall be made by Prudential, such Purchaser or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person(s) making such determination.
12L.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice of law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.
12M.Payments Due on Non-Business Days. (a) For purpose of all Notes other than Shelf Notes, anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest, or Yield-Maintenance Amount payable with respect to, any such Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, without interest for the period of extension.
(b) For purpose of any Series of Shelf Notes, anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Shelf Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, and (y) any payment of principal of or Yield-Maintenance Amount on any Shelf Note (including principal due on the final maturity date of such Shelf Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
12N.Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

64
VP/#62778625.6

12O.Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or Holdings or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.
12P.Jurisdiction and Process; Waiver of Jury Trial.
(i)Each of the Company, Holdings and each other Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Transaction Documents. To the fullest extent permitted by applicable law, each of the Company, Holdings and each other Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(ii)Each of the Company, Holdings and each other Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in paragraph 12P(i) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in paragraph 12I or at such other address of which such holder shall then have been notified pursuant to paragraph 12I. Each of the Company, Holdings and each other Guarantor agrees that such service upon receipt (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(iii)Nothing in this paragraph 12P shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company, Holdings or any other Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(iv)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
12Q.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

65
VP/#62778625.6

12R.Binding Agreement. When this Agreement is executed and delivered by Holdings and the other Guarantors, the Company (including each LLC Series), Prudential, the holders of the Series AX Notes, the Series BX Notes, the Series CX Notes, the Series F Notes, the Series G Notes, the Series H Notes, the Series I Notes, the Series J Notes, the Series K Notes and the Series L Notes, and the Series M Notes Purchaser it shall become a binding agreement among Holdings and the other Guarantors, the Company (including each LLC Series), Prudential, the holders of the Series AX Notes, the Series BX Notes, the Series CX Notes, the Series F Notes, the Series G Notes, the Series H Notes, the Series I Notes, the Series J Notes, the Series K Notes and the Series L Notes, and the Series M Notes Purchaser. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.
12S.Concerning Joint and Several Liability of the Company and the LLC Series.
(a)    Each of the Company, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, and each LLC Series which hereafter may execute and deliver a Series Joinder Agreement pursuant to the requirements of paragraph 5G (collectively, the “Co-Obligors”) is accepting joint and several liability hereunder and in respect of the Notes in consideration of the financial accommodations provided and to be provided by the holders of the Notes, for the mutual benefit, directly and indirectly, of each of the Co-Obligors and in consideration of the undertakings of each of the other Co-Obligors to accept joint and several liability for the obligations of each of them.
(b)    Each of the Co-Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Co-Obligors with respect to the payment and performance of all of the Obligations arising under this Agreement, the Notes and the other Transaction Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Co-Obligors without preferences or distinction among them. As used in this paragraph 12S, the term “Obligations” shall mean all loans, advances, debts, liabilities and obligations, for monetary amounts or otherwise, from time to time owing by any of the Co-Obligors to the holders of the Notes or to be performed by any of the Co-Obligors in connection with this Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or instrument, arising under or in respect of this Agreement, the Notes or the other Transaction Documents (it being understood that this term includes all principal, interest (including interest that accrues after the commencement by or against any of the Co-Obligors of any action under bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect), the Yield-Maintenance Amount, if any, premium or other prepayment consideration, fees, expenses, costs or other sums (including all fees and disbursements of any law firm or other external counsel) chargeable to the Co-Obligors under this Agreement, the Notes or the other Transaction Documents).

66
VP/#62778625.6

(c)    If and to the extent that a Co-Obligor shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Co-Obligors will make such payment with respect to, or perform, such Obligation.
(d)    The obligations of each Co-Obligor under this paragraph 12S constitute full recourse obligations of such Co-Obligor, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement as against any other Co-Obligor or any other circumstances whatsoever that would impair the rights of any holder of a Note as against any other Co-Obligor.
(e)    Except as otherwise expressly provided herein, each Co-Obligor hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, the Notes or any other Transaction Document, notice of any action at any time taken or omitted by any holder of a Note under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, the Notes or any other Transaction Document. Each Co-Obligor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the holders of the Notes at any time or times in respect of any default by any Co-Obligor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the holders of the Notes in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Co-Obligor. Without limiting the generality of the foregoing, each Co-Obligor assents to any other action or delay in acting or any failure to act on the part of the holders of the Notes, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this paragraph 12S, afford grounds for terminating, discharging or relieving such Co-Obligor, in whole or in part, from any of its obligations under this paragraph 12S, it being the intention of each Co-Obligor that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Co-Obligor under this paragraph 12S shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Co-Obligor under this paragraph 12S shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Co-Obligor or the holders of the Notes. The joint and several liability of the Co-Obligors hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Co-Obligor or the holders of the Notes.
(f)    The provisions of this paragraph 12S are made for the benefit of the Purchasers and their respective successors, transferees and assigns, and may be enforced by any such Person from time to time against any of the Co-Obligors as often as occasion therefor may arise and without requirement on the part of any holder of a Note first to marshal any of its claims or to exercise any of its rights against any other Co-Obligor or to exhaust any remedies available to it against any

67
VP/#62778625.6

other Co-Obligor or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this paragraph 12S shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the holders of the Notes upon the insolvency, bankruptcy or reorganization of any of the Co-Obligors, or otherwise, the provisions of this paragraph 12S will forthwith be reinstated and in effect as though such payment had not been made.
(g)    Each Co-Obligor hereby agrees that, to the extent that a Co-Obligor shall have paid an amount hereunder to any holder of a Note that is greater than the net value of the benefits received, directly or indirectly, by such paying Co-Obligor as a result of the issuance and sale of the Notes, such paying Co-Obligor shall be entitled to contribution from each other Co-Obligor that has not paid its proportionate share, based on benefits received as a result of the issuance and sale of the Notes. Any amount payable as a contribution under this paragraph 12S(g) shall be determined as of the date on which the related payment or distribution is made by the Co-Obligor seeking contribution, and each of the Co-Obligors acknowledges that the right to contribution hereunder shall constitute an asset of such Co-Obligor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this paragraph 12S(g) shall in no respect limit the obligations and liabilities of any Co-Obligor to the holders of the Notes hereunder or under any other Transaction Document, and each Co-Obligor shall remain liable for the full payment and performance of the Obligations. Any indebtedness or other obligations of the other Co-Obligors now or hereafter held by or owing to any Co-Obligor is hereby subordinated in time and right of payment to all indebtedness or other obligations of the other Co-Obligors owed during the continuation of an Event of Default to any or all of the holders of the Notes under the Notes, this Agreement or any other Transaction Document.
[Balance of page intentionally left blank.]

68
VP/#62778625.6

THE COMPANY:	ALEXANDER & BALDWIN, LLC
By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	Chief Executive Officer

By:	/s/ Clayton Chun
Name:	Clayton Chun
Title:	Chief Financial Officer and Treasurer

ALEXANDER & BALDWIN, LLC, SERIES R
By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	Chief Executive Officer

By:	/s/ Clayton Chun
Name:	Clayton Chun
Title:	Chief Financial Officer and Treasurer

ALEXANDER & BALDWIN, LLC, SERIES T
By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	Chief Executive Officer

By:	/s/ Clayton Chun
Name:	Clayton Chun
Title:	Chief Financial Officer and Treasurer

THIRD AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

ALEXANDER & BALDWIN, LLC, SERIES M
By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	Chief Executive Officer

HOLDINGS:	ALEXANDER & BALDWIN, LLC., a Hawaii corporation
By:	/s/ Lance K. Parker
Name:	Lance K. Parker
Title:	Chief Executive Officer

By:	/s/ Clayton Chun
Name:	Clayton Chun
Title:	Chief Financial Officer and Treasurer

THIRD AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

The foregoing Agreement is hereby accepted as of the date first above written. PGIM, INC.
By: /s/Adolfo Cabrera
Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a holder of the Series AX Notes, the sole holder of the Series BX Notes, the sole holder of the Series CX Notes, a holder of the Series G Notes, a holder of the Series H Notes, the sole holder of the Series I Notes, a holder of the Series J Notes, a holder of the Series K Notes and a holder of the Series L Notes, and as the sole Series M Notes Purchaser

By: PGIM, Inc., as investment manager

By: /s/Adolfo Cabrera
Vice President
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a holder of the Series AX Notes, a holder of the Series J Notes, a holder of the Series K Notes and a holder of the Series L Notes
By:    PGIM, Inc., as investment manager

By: /s/Adolfo Cabrera
Vice President
THE GIBRALTAR LIFE INSURANCE CO., LTD., as a holder of the Series AX Notes, a holder of the Series F Notes, a holder of the Series G Notes, a holder of the Series H Notes, a holder of the Series J Notes, a holder of the Series K Notes and a holder of the Series L Notes
By:    PGIM Investment Management (Japan), Inc.,
as Investment Manager
By:    PGIM, Inc.,
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President

THIRD AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD., as a holder of the Series AX Notes and a holder of the Series H Notes
By:    PGIM Investment Management Japan Co., Inc.,
as Investment Manager
By:    PGIM, Inc.,
As Sub-Adviser

By: /s/Adolfo Cabrera
Vice President
FARMERS INSURANCE EXCHANGE, as a holder of the Series J Notes, the Series K Notes and the Series L Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President
MID CENTURY INSURANCE COMPANY, as a holder of the Series J Notes, the Series K Notes and the Series L Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President
PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY, as a holder of the Series J Notes, the Series K Notes and the Series L Notes By: PGIM, Inc., as investment manager
By: /s/Adolfo Cabrera
Vice President
FARMERS NEW WORLD LIFE INSURANCE COMPANY, as a holder of the Series J Notes, the Series K Notes and the Series L Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera

THIRD AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Vice President
PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY, as a holder of the Series F Notes By: PGIM, Inc., as investment manager
By: /s/Adolfo Cabrera
Vice President
UNITED OF OMAHA LIFE INSURANCE COMPANY, as a holder of the Series F Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President
COMPANION LIFE INSURANCE COMPANY, as a holder of the Series F Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President

THIRD AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

MTL INSURANCE COMPANY, as a holder of the Series F Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President
PHYSICIANS MUTUAL INSURANCE COMPANY, as a holder of the Series F Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President
PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY, as a holder of the Series G Notes By: PGIM, Inc., as investment manager
By: /s/Adolfo Cabrera
Vice President
ZURICH AMERICAN LIFE INSURANCE, as a holder of the Series G Notes
By:    PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager
By:    PGIM Private Placement Investors, Inc. (its General Partner)
as Sub-Advisor

By: /s/Adolfo Cabrera
Vice President

THIRD AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

GUARANTORS:

ALEXANDER & BALDWIN, INC., a Hawaii corporation
By: /s/ Lance K. Parker
Name: Lance K. Parker
Title: Chief Executive Officer

By: /s/ Clayton Chun
Name: Clayton Chun
Title: Chief Financial Officer and Treasurer

ALEXANDER & BALDWIN INVESTMENTS, LLC, a Delaware limited liability company
By: /s/ Lance K. Parker
Name: Lance K. Parker
Title: Chief Executive Officer

By: /s/ Clayton Chun
Name: Clayton Chun
Title: Chief Financial Officer and Treasurer

THIRD AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

INFORMATION SCHEDULE
Authorized Signatories for Prudential

Adolfo Cabrera
Senior Vice President
PRUDENTIAL PRIVATE CAPITAL
2029 Century Park East, Suite 860
Los Angeles, California 90067
Telephone:    (310) 295-5017
Email:    pcg.lacf@prudential.com
adolfo.cabrera@prudential.com

Jason Richardson
Managing Director
PRUDENTIAL PRIVATE CAPITAL
2029 Century Park East, Suite 860
Los Angeles, California 90067
Telephone:    (310) 295-5012
Email:    pcg.lacf@prudential.com
jason.richardson@prudential.com

T. J. Flanagan III
Vice President
PRUDENTIAL PRIVATE CAPITAL
2029 Century Park East, Suite 860
Los Angeles, California 90067
Telephone:    (310) 295-5014
Email:    pcg.lacf@prudential.com
t.j.flanagan@prudential.com
James McCrane PRUDENTIAL PRIVATE CAPITAL Prudential Tower, 655 Broad Street 16th Floor – South Tower Newark, New Jersey 07102 Telephone: (973) 802-4222

Authorized Signatories for the Company

Lance Parker Alexander & Baldwin, LLC 822 Bishop Street P.O. Box 3440 Honolulu, Hawaii 96801-3440 Telephone: (808) 525-6627 Email: lparker@abhi.com	Clayton Chun Alexander & Baldwin, LLC 822 Bishop Street P.O. Box 3440 Honolulu, Hawaii 96801-3440 Telephone: (808) 525-6606 Email: cchun@abhi.com
Mark Beers Alexander & Baldwin, LLC 822 Bishop Street P.O. Box 3440 Honolulu, Hawaii 96801-3440 Telephone: (808) 525-6654 Email: mbeers@abhi.com	Anthony Tommasino Alexander & Baldwin, LLC 822 Bishop Street P.O. Box 3440 Honolulu, Hawaii 96801-3440 Telephone: (808) 525-7406 Email: atommasino@abhi.com

VP/#62778625.6

PURCHASER SCHEDULE
(Series M Notes)

			Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA		60,000,000.00	60,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential

	Primary ABA Number:	091000022

	Account Name	Paying Agent DDA - Alexander & Baldwin LLC

	Account Number:	104791306624

	FFC:	175666-700

(2)	Address for all communications and notices:

The Prudential Insurance Company of America
c/o Prudential Private Capital
2029 Century Park East Suite 860 Los Angeles, CA 90067

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
17th Floor - South Tower
Newark, NJ 07102

VP/#62778625.6

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 17th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

(b) Send copy by email to:

Aaron Borden aaron.borden@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 22-1211670

(5)
External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) outlined below.

Via e-mail (preferred):
PPCauditconfirms@prudential.com

By U.S. Mail:
PGIM Private Placement Operations
655 Broad Street, 14th Floor South
Mail Stop # NJ 08-14-75
Newark, New Jersey 07102-5096
Attn:  PPC Audit Confirmation Coordinator

For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number,
(973) 367-7561.

2
VP/#62778625.6

EXHIBIT A-1

[FORM OF SERIES M NOTE]

ALEXANDER & BALDWIN, LLC

6.09% SERIES M SENIOR NOTE DUE APRIL 15, 2032
No. M-[___]    [Date]
$[____]    PPN [__________]
FOR VALUE RECEIVED, each of the undersigned, ALEXANDER & BALDWIN, LLC (herein called the “Company”), a limited liability company organized under the laws of the State of Delaware, ALEXANDER & BALDWIN, LLC, SERIES R, ALEXANDER & BALDWIN, LLC, SERIES T, and ALEXANDER & BALDWIN, LLC, SERIES M, on a joint and several basis, hereby promises to pay to [________________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on April 15, 2032, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.09% per annum from the date hereof, payable at maturity and on the 15th day of each April and October, commencing with the April 15th or October 15th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the greater of (i) 8.09% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate (x) on any overdue payment of interest, and (y) during the continuance of an Event of Default on such unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of each of clause (x) and (y), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on, and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing as provided in the Agreement referred to below.
This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 15, 2024 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), among the Company, the LLC Series party thereto, Alexander & Baldwin, Inc. and the other Guarantors party thereto, and the Purchasers party thereto, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in paragraph 9B of the Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a replacement Note for the then outstanding principal amount will be issued to, and registered in the name of, the

VP/#62778625.6

transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.
The Notes have been unconditionally guaranteed by the Company’s direct parent, Alexander & Baldwin, Inc., and certain of its Subsidiaries (other than the Company) pursuant to the terms of the Multiparty Guaranty.
If an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount), and with the effect, provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

ALEXANDER & BALDWIN, LLC
By:
Name:
Title:

By:
Name:
Title:

ALEXANDER & BALDWIN, LLC, SERIES R
By:
Name:
Title:

By:
Name:
Title:

2
VP/#62778625.6

ALEXANDER & BALDWIN, LLC, SERIES T
By:
Name:
Title:

By:
Name:
Title:

ALEXANDER & BALDWIN, LLC, SERIES M
By:
Name:
Title:

3
VP/#62778625.6

EXHIBIT A-2

[FORM OF SHELF NOTE]

ALEXANDER & BALDWIN, LLC

SERIES [__] SENIOR NOTE
No. [___]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES: [Quarterly][Semi-annually] on each [STATE DATES]
FINAL MATURITY DATE:1
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:2
FOR VALUE RECEIVED, each of the undersigned, ALEXANDER & BALDWIN, LLC (herein called the “Company”), a limited liability company organized under the laws of the State of Delaware, ALEXANDER & BALDWIN, LLC, SERIES R, ALEXANDER & BALDWIN, LLC, SERIES T, and ALEXANDER & BALDWIN, LLC, SERIES M [ADD ANY ADDITIONAL LLC SERIES, IF APPLICABLE], on a joint and several basis, hereby promises to pay to [________________], or registered assigns, the principal sum of [_____________________] DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on the Final Maturity Date specified above and on each Interest Payment Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Yield-Maintenance Amount, at a rate per annum from time to time equal to the Default Rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on, and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing as provided in the Agreement referred to below.
This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 15, 2024 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), among the Company, the LLC Series party thereto, Alexander & Baldwin, Inc. and the other Guarantors party thereto, and the Purchasers party thereto, and is entitled to the benefits thereof.
1 The Final Maturity Date must be no more than 16 years after the original issuance date
2 The Remaining Average Life must be no more than 16 years after the original issuance date.

VP/#62778625.6

Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in paragraph 9B of the Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a replacement Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.
The Notes have been unconditionally guaranteed by the Company’s direct parent, Alexander & Baldwin, Inc., and certain of its Subsidiaries (other than the Company) pursuant to the terms of the Multiparty Guaranty.
If an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount), and with the effect, provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

ALEXANDER & BALDWIN, LLC
By:
Name:
Title:

By:
Name:
Title:

2
VP/#62778625.6

ALEXANDER & BALDWIN, LLC, SERIES R
By:
Name:
Title:

By:
Name:
Title:

ALEXANDER & BALDWIN, LLC, SERIES T
By:
Name:
Title:

By:
Name:
Title:

ALEXANDER & BALDWIN, LLC, SERIES M
By:
Name:
Title:

[OTHER APPLICABLE LLC SERIES]

3
VP/#62778625.6

EXHIBIT B

[FORM OF REQUEST FOR PURCHASE]

ALEXANDER & BALDWIN, LLC
Reference is made to the Third Amended and Restated Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of April 15, 2024, among Alexander & Baldwin, LLC (the “Company”), the LLC Series party thereto, Alexander & Baldwin, Inc. and the other Guarantors party thereto, and the Purchasers party thereto. All terms herein that are defined in the Agreement have the respective meanings specified in the Agreement. Pursuant to paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:
1.Individual specifications of the notes covered hereby (the “Notes”):

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period
*	**	***	[quarterly] [semi-annually]

2.Use of proceeds of the Notes:
3.Proposed day for the closing of the purchase and sale of the Notes:
4.The purchase price of the Notes is to be transferred to:

Name, Address and ABA Routing Number of Bank	Name and Number of Account	Name, Email & Telephone No. of Bank Officer (to verify account information)

5.Name, email and telephone number of Responsible Officer of the Company to verify the information in No. 4 above (different from officer signing this certificate):3
6.The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default (both
*Minimum of $5,000,000
** Not more than 16 years after original issuance.
*** Remaining Average Life to be not more than 16 years after original issuance.
3 Must be a different individual than the one signing this Request for Purchase

VP/#62778625.6

before and after giving effect to the issuance and purchase of the Notes contemplated hereby).
Dated: _______________ _____, ________

ALEXANDER & BALDWIN, LLC

By:
Name:
Title:

2
VP/#62778625.6

EXHIBIT C

[FORM OF CONFIRMATION OF ACCEPTANCE]

ALEXANDER & BALDWIN, LLC
Reference is made to the Third Amended and Restated Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of April 15, 2024, among Alexander & Baldwin, LLC (the “Company”), the LLC Series party thereto, Alexander & Baldwin, Inc. and the other Guarantors party thereto, and the Purchasers party thereto. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.
Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraph 2B(5) and 3 of the Agreement.
Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Shelf Notes is hereby confirmed:

I.	Accepted Notes: Aggregate principal amount $_____________.
	(A)	(a)	Name of Purchaser:
		(b)	Principal amount:
		(c)	Final maturity date:
		(d)	Principal prepayment dates and amounts:
		(e)	Interest rate:
		(f)	Interest payment period: [quarterly] [semi-annually]
		(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule.
	(B)	(a)	Name of Purchaser:
		(b)	Principal amount:
		(c)	Final maturity date:
		(d)	Principal prepayment dates and amounts:
		(e)	Interest rate:
		(f)	Interest payment period: [quarterly] [semi-annually]
		(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule.
[(C), (D) . . . same information as above.]
II.	Closing Day: _______________ _____, _______

Dated: _______________ _____, ________

VP/#62778625.6

ALEXANDER & BALDWIN, LLC

By:
Name:
Title:

By:
Name:
Title:

PGIM, INC.
By:
Name:
Title:	Vice President

[PRUDENTIAL AFFILIATE]
By:
Name:
Title:	Vice President

2
VP/#62778625.6

EXHIBIT D

[FORM OF JOINDER AGREEMENT]
JOINDER AGREEMENT, dated as of [________] (this “Joinder”), to the Multiparty Guaranty set forth as paragraph 11 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) to that certain Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 15, 2024 (as amended or otherwise modified from time to time, the “Agreement”), among Alexander & Baldwin, LLC (the “Company”), the LLC Series party thereto, Alexander & Baldwin, Inc. and the other Guarantors party thereto, and the Purchasers party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
1.    Pursuant to the Multiparty Guaranty, certain obligations owing by the Company to the holders of Notes under the Agreement and evidenced by the Notes (together with their respective Transferees, the “Beneficiaries”) are guaranteed by the Guarantors.
2.    The undersigned (the “Additional Guarantor”) is executing this Joinder in accordance with the requirements of paragraph 11N of the Multiparty Guaranty.
3.    The Additional Guarantor by its signature below becomes a Guarantor under the Multiparty Guaranty and the other provisions of the Agreement with the same force and effect as if originally named therein as a Guarantor and the Additional Guarantor hereby (a) agrees to all the terms and provisions of the Agreement applicable to it as a Guarantor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor set forth in paragraph 8 of the Agreement are true and correct on and as of the date hereof. Each reference to a Guarantor in the Multiparty Guaranty and the other provisions of the Agreement shall be deemed to include the Additional Guarantor. The Multiparty Guaranty and the other provisions of the Agreement are hereby incorporated herein by reference.
4.    The Additional Guarantor represents and warrants to the Beneficiaries that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
5.    This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Joinder by “pdf” email or telefacsimile transmission shall be as effective as delivery of a manually-signed original thereof.
6.    Except as expressly modified hereby, the Multiparty Guaranty and the other provisions of the Agreement shall remain in full force and effect.
7.    Any provision of this Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

VP/#62778625.6

8.    All communications and notices under the Multiparty Guaranty to the Additional Guarantor shall be given to it at the address set forth under its signature below.
IN WITNESS WHEREOF, the Additional Guarantor has executed this Joinder by its duly authorized officer as of the day and year first above written.

[NAME], a [________] [corporation]
By:
Name:
Title:

Address:	c/o Alexander & Baldwin, LLC 822 Bishop Street Honolulu, Hawaii 96801-3440 Attn: Chief Financial Officer

2
VP/#62778625.6

Schedule 6(B)1
LIENS
1. Claims by native Hawaiians or others (excluding lenders to Company or its Subsidiaries) to lands owned by Company or its Subsidiaries in the State of Hawaii, or to rights in such lands.
2.Kuleana that may be present in respect of lands owned in whole or in part by Company or its Subsidiaries in the State of Hawaii.
3.The statutory reservation to the State of Hawaii of all mineral and metallic mines for certain properties owned by Company or its Subsidiaries in the State of Hawaii.
4.Claims by G&R (former sugar producer) against a portion of the net assets of HS&TC co-op in the event of dissolution.
5.Promissory Note and Mortgage and Security Agreement among ABP Pearl Highlands LLC and The Northwestern Mutual Life Insurance Company, dated November 20, 2014. The balance outstanding is approximately $74,570,000.
6.Loan Assumption and Amendment to Loan Documents among ABP E1 LLC, ABP ER1 LLC, TRC Laulani Village, LLC, and The Northwestern Mutual Life Insurance Company, dated February 23, 2018. The balance outstanding is approximately $57,517,000.
7.Promissory Note, Loan Agreement, Mortgage, Security Agreement and Fixture Filing, ISDA Master Agreement and Schedule, as amended, among ABL Manoa Marketplace LF LLC, A&B Manoa LLC, ABL Manoa Marketplace LH LLC, and First Hawaiian Bank. The balance outstanding is approximately $52,254,000.

4.5.24

Exhibit 8A
ALEXANDER & BALDWIN, INC.
(Incorporated in Hawaii, July 10, 2017)
SUBSIDIARIES AND RELATED ENTITIES*
Alexander & Baldwin Investments, LLC (a Delaware limited liability company)

Alexander & Baldwin, LLC (a Delaware limited liability company)
Alexander & Baldwin, LLC, Series R (a series of a Delaware limited liability company)
A&B Deer Valley LLC (a Delaware limited liability company) (ABP Series R is manager)
A&B Gateway LLC (a Hawaii limited liability company)
A&B Little Cottonwood LLC (a Delaware limited liability company)
A&B Lot 100 LLC (a Hawaii limited liability company)
A&B Mililani Investment LLC (a Hawaii limited liability company)
A&B Napili LLC (a Hawaii limited liability company)
A & B Properties Hawaii, LLC, Series R (a series of a Delaware limited liability company)
A&B Lanihau LLC (a Hawaii limited liability company)
A&B Manoa LLC (a Hawaii limited liability company)
A&B Ninigret LLC (a Hawaii limited liability company)
A&B P&L LLC (a Hawaii limited liability company)
A&B Visalia 1 LLC (a Hawaii limited liability company)
A&B Visalia 3 LLC (a Delaware limited liability company)
A&B Wailea LLC (a Delaware limited liability company), Series 2
A&B Waipio 100 LLC (a Hawaii limited liability company)
A&B Waipio Shopping Center LLC (a Hawaii limited liability company)
ABP HDI LLC (a Hawaii limited liability company)
ABP Hokulei LLC (a Hawaii limited liability company)
ABP Honokohau LLC (a Hawaii limited liability company)
ABP Kahai Warehouse LLC (a Hawaii limited liability company
ABP Kailua Road LLC (a Hawaii limited liability company)
ABP Kakaako Commerce 1 LLC (a Hawaii limited liability company)
ABP Kakaako Commerce 2 LLC (a Hawaii limited liability company)
ABP Kalihi Yard LLC (a Hawaii limited liability company)
ABP Kaomi Industrial LLC (a Hawaii limited liability company)
ABP Kaomi Reverse Industrial LLC (a Hawaii limited liability company)
(ABP Series R is the manager; current member is an intermediary)
ABP Kapolei Lot 5 LLC (a Hawaii limited liability company)
ABP Kapolei Lot 22 LLC (a Hawaii limited liability company)
ABP Kapolei Warehouse LLC (a Hawaii limited liability company)
ABP KBPWII LLC (a Hawaii limited liability company)
ABP KI New LLC (a Hawaii limited liability company)
ABP KI Old LLC (a Hawaii limited liability company)
ABP Komohana LLC (a Hawaii limited liability company)
ABP Laulani LLC (a Hawaii limited liability company)
ABP Lono Center LLC (a Hawaii limited liability company)
ABP Manoa Marketplace LH LLC (a Hawaii limited liability company)
ABP Mililani Gateway LLC (a Hawaii limited liability company)
d&o/abdivsu 4.5.24.doc

4.5.24

ABP Mililani Gateway South LLC (a Hawaii limited liability company)
ABP Napili LLC (a Hawaii limited liability company)
ABP Pearl Highlands LLC (a Hawaii limited liability company)
ABP Puunene LLC (a Hawaii limited liability company)
ABP Residuary LLC (a Hawaii limited liability company)
ABP 2927 East Manoa Road LLC (a Hawaii limited liability company)
ABP Ulupuni LLC (a Hawaii limited liability company)
ABP Waikoloa LLC (a Hawaii limited liability company)
ABP Waipouli LLC (a Hawaii limited liability company)
ABP Windward LLC (a Hawaii limited liability company)
Aikahi Park Holdings LLC (a Hawaii limited liability company)
EOK Kihei LLC (a Hawaii limited liability company)
Kahului Town Center LLC (a Hawaii limited liability company)
KKV Management LLC (a Hawaii limited liability company)
Palmdale Trade & Commerce Center, LLC (a California limited liability company)**
Panama and Gosford Retail, LLC (a California limited liability company)**
Port Allen Residential LLC (a Hawaii limited liability company)
Square One Lahaina LLC (a Hawaii limited liability company)
WDCI Komohana LLC (a Hawaii limited liability company)
A&B Waianae LLC (a Delaware limited liability company)
AB Collection Retail LLC (a Hawaii limited liability company)
AB Hawaii Royal MacArthur LLC (a Hawaii limited liability company)
AB WTC Mezz LLC ( a Hawaii limited liability company)
ABI Mililani Gateway South LLC (a Hawaii limited liability company)
ABL Ag. LLC (a Hawaii limited liability company)
ABL Exchange LLC (a Hawaii limited liability company)
ABL Hahani LLC (a Hawaii limited liability company) ABL Hamakua LLC (a Hawaii limited liability company)
ABL Kakaako Commerce 1 LLC (a Hawaii limited liability company)
ABL Kakaako Commerce 2 LLC (a Hawaii limited liability company)
ABL Kelo LLC (a Hawaii limited liability company)
ABL Laa LLC (a Hawaii limited liability company)
ABL Manoa Marketplace LF LLC (a Hawaii limited liability company)
ABL Manoa Marketplace LH LLC (a Hawaii limited liability company)
ABL 233 Lahainaluna Road LLC (a Hawaii limited liability company)
ABX Napili LLC (a Hawaii limited liability company)
DSD LLC (a Hawaii limited liability company)
East Maui Landholdings, LLC (a Hawaii limited liability company)
EMI Kakaako Commerce LLC (a Hawaii limited liability company)
EMI Residuary LLC (a Hawaii limited liability company)
Kukui’ula Acres LLC (a Hawaii limited liability company)
Kukui’ula Village LLC (a Delaware limited liability company)
(KKV Management LLC is manager)
McBryde Sugar Company, LLC, Series R (a series of a Delaware limited liability company)
McBryde Concorde LLC (a Hawaii limited liability company)

d&o/abdivsu 4.5.24.doc

Alexander & Baldwin, LLC, Series T (a series of a Delaware limited liability company)
A&B KRS II LLC (a Hawaii limited liability company)
A & B Properties Hawaii, LLC, Series T (a series of a Delaware limited liability company)
A&B Airport Hotel LLC (a Hawaii limited liability company)
A&B Guam LLC (a Hawaii limited liability company)
A&B Ka Milo LLC (a Hawaii limited liability company)
A&B Kakaako LLC (a Hawaii limited liability company)
A&B Kane LLC (a Hawaii limited liability company)
A&B Kihei LLC (a Hawaii limited liability company)
Kamalani Ventures LLC (a Hawaii limited liability company) (ABP Series T is manager)
A&B Kukui’ula Fairway Homes LLC (a Hawaii limited liability company)
ABP-EWP Development LLC (a Hawaii limited liability company) (third party is manager)**
A&B MF-11 LLC (a Hawaii limited liability company)
Keala O Wailea LLC (a Hawaii limited liability company) (third party is Admin member)**
A&B MLR LLC (a Hawaii limited liability company)
A&B Riverside LLC (a Hawaii limited liability company)
A&B Santa Barbara LLC (a Hawaii limited liability company)
Santa Barbara Land and Ranching Company, LLC (a Delaware limited liability company)**
A&B Waiawa LLC (a Hawaii limited liability company)
A&B Waikiki LLC (a Hawaii limited liability company)
A&B Wailea LLC (a Delaware limited liability company), Series 1
A&B Wailea LLC (a Delaware limited liability company), Series 3
A&B Wailea Ridge Holdings LLC (a Hawaii limited liability company)
ABP Waikoloa TRS LLC (a Hawaii limited liability company)
Blacksand Hawaii Investment LLC (a Hawaii limited liability company)
EOK 4607 LLC (a Hawaii limited liability company)
Estates of Kahala LLC (a Hawaii limited liability company)
Keawe Development LLC (a Hawaii limited liability company)
The Collection LLC (a Hawaii limited liability company) (ABP Series T is manager)**
Wailea Estates LLC (a Hawaii limited liability company)
Wailea MF-7 LLC (a Hawaii limited liability company)
Wailea MF-8 LLC (a Hawaii limited liability company)
Waimanu Development LLC (a Hawaii limited liability company)
Kewalo Development LLC (a Hawaii limited liability company) (ABP Series T is manager)**
A&B II, LLC (a Hawaii limited liability company)
A&B EKS Holdings LLC (a Hawaii limited liability company)
A&B EKS LH LLC (a Hawaii limited liability company)
Grace Legacy Holdings LLC (a Hawaii limited liability company) (ABL Series T is manager)
Pohaku Pa’a, LLC (a Hawaii limited liability company) (third party manager)**
ABHI Management LLC (a Hawaii limited liability company)
Agri-Quest Development Company, Inc. (a Hawaii corporation)
East Maui Irrigation Company, LLC (a Hawaii limited liability company)**
Kauai Commercial Company, Incorporated (a Hawaii corporation)

d&o/abdivsu 4.5.24.doc

KDC, LLC (a Hawaii Limited Liability Company) (owned by ABL Series T, McBryde Sugar Company, LLC and Kukui’ula Development, LLC. – ABP Series T is manager)
Kukui’ula Development Company (Hawaii), LLC (a Hawaii limited liability company)**
Kukui’ula South Shore Community Services, LLC (a Hawaii limited liability company)**
Kukui’ula Housing Development LLC (a Hawaii limited liability company)**
Lodge Hale Development, LLC (a Hawaii limited liability company)**
Kukui’ula Housing Development II, LLC (a Hawaii limited liability company)**
Kainani Villas, LLC (a Hawaii limited liability company)**
Kukui’ula Residential Development, LLC (a Hawaii limited liability company)**
Kukui'ula Development, LLC (a Hawaii limited liability company)
McBryde Sugar Company, LLC, Series T (a Delaware limited liability company)
McBryde Camp Housing LLC (a Hawaii limited liability company)
Ohanui Corporation (a Hawaii corporation)
WTEI, LLC (a Hawaii limited liability company)
Waisolartei, Inc. (a Hawaii corporation)
Waihonu Equity Holdings LLC (a Hawaii limited liability company)**

OTHER RELATED ENTITIES
Alexander & Baldwin Foundation (a Hawaii nonprofit corporation)
Brydeswood Water Company (a Hawaii nonprofit corporation)
Hawaiian Sugar & Transportation Cooperative (a Hawaii agricultural cooperative association) – allocated to Alexander & Baldwin, LLC, Series T

INACTIVE SUBSIDIARIES*
A & B Inc. (a Hawaii corporation) – allocated to Alexander & Baldwin, LLC, Series T

* Wholly-owned unless otherwise indicated.
** Partial ownership.

-4-
d&o/abdivsu 4.5.24.doc